SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [   ]
-------------------------------------------------------------------------------
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                           THERMO ELECTRON CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

        (2) Form, Schedule or Registration Statement No.:

        (3) Filing Party:

        (4) Date Filed:

[THERMO LOGO]
81 Wyman Street
P.O. Box 9046
Waltham, MA 02454-9046



                                                                  April 9, 2003




Dear Stockholder:

     You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Thermo Electron Corporation, which will be held on Wednesday, May 14, 2003, at 2:00 p.m. at the InterContinental The Barclay New York, 111 East 48th Street, New York, New York.

     The notice of meeting, proxy statement and proxy card enclosed with this letter describe the specific business to be acted upon at the meeting. The Company's 2002 Annual Report to Stockholders is also enclosed with this letter.

     It is important that your shares of the Company's common stock be represented and voted at the meeting regardless of the number of shares you may hold. Whether or not you plan to attend the meeting in person, you can ensure your shares of the Company's common stock are voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by returning the enclosed proxy card. Please review the instructions in the enclosed proxy statement and proxy card regarding each of these voting options.

     Thank you for your continued support of the Company.



                                Yours very truly,



                                /s/ Marijn E. Dekkers
                                MARIJN E. DEKKERS
                                President and Chief Executive Officer

[THERMO LOGO]
81 Wyman Street
P.O. Box 9046
Waltham, MA 02454-9046


                            NOTICE OF ANNUAL MEETING
                             TO BE HELD MAY 14, 2003


                                                                  April 9, 2003


To the Holders of the Common Stock of
THERMO ELECTRON CORPORATION


     Notice is hereby given that the 2003 Annual Meeting of the Stockholders of Thermo Electron Corporation ("Thermo Electron" or the "Company") will be held on Wednesday, May 14, 2003, at 2:00 p.m. at the InterContinental The Barclay New York, 111 East 48th Street, New York, New York. The purpose of the meeting is to consider and take action upon the following matters:


     1. Election of two directors, constituting the class of directors to be elected for a three-year term expiring in the year 2006.

     2.   Approval of the Company's annual incentive award plan.

     3.   A stockholder proposal, if presented by its proponent at the meeting.

     4. Such other business as may properly be brought before the meeting and any adjournment thereof.

     Stockholders of record at the close of business on March 28, 2003 are the only stockholders entitled to notice of and to vote at the 2003 Annual Meeting of Stockholders.

     This notice, the proxy statement and proxy card enclosed herewith are sent to you by order of the Board of Directors of the Company.


                                By Order of the Board of Directors,


                                /s/ Seth H. Hoogasian
                                SETH H. HOOGASIAN
                                Vice President, General Counsel and
                                Secretary





                                    IMPORTANT

Whether you intend to attend the meeting in person, please ensure that your shares of the Company's common stock are present and voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by completing, signing, dating and returning the enclosed proxy card to our transfer agent in the enclosed self-addressed envelope, which requires no postage if mailed in the United States.

[THERMO LOGO]
81 Wyman Street
P.O. Box 9046
Waltham, MA 02454-9046


                                 PROXY STATEMENT


     This proxy statement is furnished in connection with the solicitation of proxies by Thermo Electron Corporation ("Thermo Electron" or the "Company") on behalf of the Board of Directors of the Company (the "Board of Directors") for use at the 2003 Annual Meeting of the Stockholders to be held on Wednesday, May 14, 2003, at 2:00 p.m. at the InterContinental The Barclay New York, 111 East 48th Street, New York, New York and any adjournments thereof. The mailing address of the principal executive office of the Company is 81 Wyman Street, P.O. Box 9046, Waltham, Massachusetts 02454-9046. This proxy statement and enclosed proxy card are being first furnished to stockholders of the Company on or about April 9, 2003.



                                VOTING PROCEDURES

Purpose of Annual Meeting

     At the 2003 Annual Meeting of Stockholders, stockholders entitled to vote at the meeting will consider and act upon the matters outlined in the notice of meeting accompanying this proxy statement, including the election of two directors constituting the class of directors to be elected for a three-year term expiring in 2006, approval of the Company's annual incentive award plan, and one stockholder proposal, if presented by its proponent at the meeting.

Voting Securities and Record Date

     Only stockholders of record at the close of business on March 28, 2003, the record date for the meeting, are entitled to vote at the meeting or any adjournments thereof. On March 28, 2003, the outstanding voting securities of the Company consisted of 162,053,959 shares of the Company's common stock, par value $1.00 per share ("Common Stock"). Each share of Common Stock outstanding on the record date is entitled to one vote.

Quorum

     The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of the Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business at the meeting. Votes of stockholders of record present at the meeting in person or by proxy, abstentions, and broker non-votes (as defined below) are counted as present or represented at the meeting for purpose of determining whether a quorum exists.

Manner of Voting

     Stockholders of Record

     Shares entitled to be voted at the meeting can only be voted if the stockholder of record of such shares either: is present at the meeting; returns a signed proxy card; or authorizes proxies to vote his or her shares by telephone or over the Internet. Shares represented by valid proxy will be voted in accordance with your instructions. If you choose to vote your shares by telephone or over the Internet, you should follow the instructions provided on the proxy card. The voting instructions for telephone and Internet voting are designed to verify stockholders through the use of a specific Control Number that is printed on each proxy card. In voting by telephone or over the Internet, you will be allowed to confirm that your instructions have been properly recorded.

     Participants in the Thermo Electron Choice Plan

     If you hold your shares through the Thermo Electron Choice Plan (the "Plan"), your proxy represents the number of shares in your Plan account. For those shares in your Plan account, the proxy card will serve as a voting instruction for the trustee of the Plan. If you do not provide voting instructions to the trustee, your shares will not be voted by the trustee on your behalf.

     Beneficial Stockholders

     If you hold your shares through a broker, bank or other representative ("broker or representative"), you can only vote your shares in the manner prescribed by the broker or representative. Detailed instructions of a broker or representative will generally be included with your proxy material. These instructions may also include information on whether your shares can be voted by telephone or over the Internet. If you choose to vote your shares by telephone or over the Internet, you should follow the instructions provided by the broker or representative.

Voting and Revocability of Proxies

     If you sign and return your proxy card or vote by telephone or over the Internet without indicating specific choices, your shares will be voted FOR the nominees for directors, FOR approval of the annual incentive award plan, and AGAINST the stockholder proposal. Should any other matter be properly presented at the meeting, the persons named in the proxy card will vote on such matter in accordance with their judgment.

     If you sign and return your proxy card marked "abstain" or "withhold" on any proposal or choose the same options when voting by telephone or over the Internet, your shares will not be voted on that proposal and will not be counted as votes cast in the final tally of votes with regard to that proposal. However, your shares will be counted for purposes of determining whether a quorum is present.

     If you hold your shares as a beneficial owner rather than a stockholder of record, your broker or representative may only vote the shares that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, that broker or representative may only vote on certain matters for which it has discretionary voting authority. If that broker or representative cannot vote on a particular matter because it does not have discretionary voting authority, this is called a "broker non-vote" on that matter.

     If there is a broker non-vote on any proposal, your shares will not be voted on that proposal and will not be counted as votes cast in the final tally of votes with regard to that proposal. However, your shares will be counted for purposes of determining whether a quorum is present.

     A stockholder who votes his or her shares by telephone or Internet, or who returns a proxy card, may revoke the proxy at any time before the stockholder's shares are voted at the meeting by entering new votes by telephone or over the Internet, by written notice to the Secretary of the Company received prior to the meeting, by executing and returning a later dated proxy card prior to the meeting, or by voting by ballot at the meeting.

Vote Required for Approval

     The nominees for directors will be elected by a plurality of the votes of shares cast in person or by proxy and entitled to vote at the meeting. Withholding a vote for nominees and broker non-votes will not have an effect on the election of nominees for directors.

     The proposal to approve the Company's annual incentive award plan requires an affirmative majority of the votes cast at the meeting for approval. Abstentions and broker non-votes will not be counted as votes cast with respect to this proposal and therefore will not have an effect on the determination of whether stockholder approval of the matter has been obtained.

     The stockholder proposal requires the affirmative vote of a majority of the shares present or represented and entitled to vote at the meeting to be approved. Abstentions will have the same effect as a vote against the proposal, and broker non-votes will not have an effect on the determination of whether stockholder approval of the matter has been obtained.

                                  - PROPOSAL 1-

                              ELECTION OF DIRECTORS

     Effective at the 2003 Annual Meeting of Stockholders, the number of directors constituting the full Board of Directors of the Company (the "Board of Directors") is fixed at eight, divided into three classes, one of which consists of two directors and the other two consist of three directors each. Each class is elected for a three-year term at successive Annual Meetings of Stockholders. In all cases, directors hold office until their successors have been elected and qualified, or until their earlier resignation, death or removal. Mr. Jim P. Manzi and Ms. Elaine S. Ullian are listed below as nominees for the three-year term expiring at the 2006 Annual Meeting of Stockholders. Each of the nominees is currently a director of the Company. If any of the nominees is unavailable to serve as director, an event that is not anticipated, the persons named as proxies have full discretion to vote for any other persons who may be nominated.

     In 2001, the Board of Directors adopted a mandatory retirement policy for members of the Board of Directors. The policy states that no director will be renominated for election after reaching the age of 70. Directors who are already over 70 years of age will serve out their term of office, but will not be nominated for election when their term of office expires. In accordance with this policy, Mr. Peter O. Crisp, who has served as a director of the Company since 1974, is retiring from the Board of Directors at the 2003 Annual Meeting of Stockholders. The Company recognizes with gratitude and appreciation the leadership, service and dedication of Mr. Crisp.

Nominees and Incumbent Directors

     Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which they hold directorships. Information regarding their beneficial ownership of Common Stock is reported under the caption "Stock Ownership".

         Nominees for Directors Whose Term of Office Will Expire in 2006

     Jim P. Manzi Mr. Manzi, 51, has been a director of the Company since May 2000. He has served as the chairman of Stonegate Capital, a firm he formed to manage his personal investment activities in technology startup ventures, primarily related to the Internet, since 1995. From 1984 until 1995, he was the chairman, president and chief executive officer of Lotus Development Corporation, a software manufacturer that was acquired by IBM Corporation in 1995.

     Elaine S. Ullian Ms. Ullian, 55, has been a director of Thermo Electron since July 2001. Ms. Ullian has been president and chief executive officer of Boston Medical Center, a 550-bed academic medical center affiliated with Boston University, since July 1996. Ms. Ullian is also a director of Hologic, Inc. and Vertex Pharmaceuticals, Inc.

          Incumbent Directors Whose Term of Office Will Expire in 2005

     John L. LaMattina Dr. LaMattina, 53, has been a director of the Company since January 2002. He has served since April 2000 as vice president of Pfizer Inc., a pharmaceutical company, executive vice president, Pfizer Global Research and Development, and president, Pfizer Worldwide Research and Technology Alliances. From September 1998 until April 2000, Dr. LaMattina was the senior vice president of Worldwide Discovery, Pfizer Central Research. Previously, he served as vice president of Pfizer's U.S. Discovery unit.

     Michael E. Porter Dr. Porter, 55, has been a director of Thermo Electron since July 2001. Dr. Porter is the Bishop William Lawrence University Professor at the Harvard Business School, and a leading authority on competitive strategy and international competitiveness. Dr. Porter is also a director of Inforte Corp. and Parametric Technology Corporation.

     Richard F. Syron Mr. Syron, 59, has been a director of the Company since 1997 and chairman of the Board of Directors since January 2000. He was appointed executive chairman of the Company in November 2002. From June 1999 to November 2002, Mr. Syron served as chief executive officer of the Company. He also served as president of the Company from June 1999 to July 2000. From April 1994 to May 1999, Mr. Syron served as the chairman and chief executive officer of the American Stock Exchange, Inc. Mr. Syron is also a director of John Hancock Financial Services, Inc., McKesson Corporation and Nabors Industries Ltd.

          Incumbent Directors Whose Term of Office Will Expire in 2004

     Marijn E. Dekkers Mr. Dekkers, 45, has been a director and the president of the Company since July 2000. In November 2002 he was appointed chief executive officer of the Company. From July 2000 to November 2002, he also served as the chief operating officer of the Company. From June 1999 to July 2000, he served as the president of Honeywell International Inc.'s (formerly AlliedSignal Inc.) electronic materials division; from August 1997 to May 1999, he served as vice president and general manager of its fluorine products division; and from July 1995 to July 1997, he served as vice president and general manager of its specialty films division.

     Robert A. McCabe Mr. McCabe, 68, has been a director of the Company since 1962. He has been the chairman of Pilot Capital Corporation, which is engaged in private investments, since 1998, and also served as the president of Pilot Capital Corporation from 1987 to 1998. Mr. McCabe is also a director of Church & Dwight Co., Inc.

     Robert W. O'Leary Mr. O'Leary, 59, has been a director of the Company since June 1998. He has served as the chief executive officer and chairman of the board of ICN Pharmaceuticals, Inc., a research-based global pharmaceutical company, since June 2002. From January 2001 to June 2002, he served the chairman and chief executive officer of The Sagamore Group, a firm specializing in change management situations with a focus on the service sector. He was the president and chief executive officer of PacificCare Health Systems Inc., a managed health services company, from July 2000 to October 2000. From January 1996 until June 2000, Mr. O'Leary was the chairman of Premier Inc., a strategic alliance of not-for-profit health care and hospital systems. From January 1996 until September 1998 he also served as chief executive officer of Premier Inc. Mr. O'Leary is also a director of Smiths Group PLC and Viasys Healthcare Inc.

Committees of the Board of Directors and Meetings

     The Board of Directors has established an audit committee ("Audit Committee"), a human resources committee ("Human Resources Committee") and a nominating and corporate governance committee ("Nominating and Corporate Governance Committee"). The Board of Directors met 8 times, the Audit Committee met 12 times, the Human Resources Committee met 5 times and the Nominating and Corporate Governance Committee met 5 times during fiscal year 2002. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees on which he or she served that were held during fiscal year 2002.

     Audit Committee

     The Audit Committee consists solely of directors who meet the independence guidelines set forth in the listing requirements of the New York Stock Exchange ("NYSE") and its present members are Mr. McCabe (Chairman), Mr. Manzi and Ms. Ullian. The Audit Committee, among other things, reviews the scope of the audit with the Company's independent accountants and meets with them for the purpose of reviewing the results of the audit subsequent to its completion. The Audit Committee acts pursuant to the charter attached as Appendix A to this proxy statement.

     Human Resources Committee

     The Human Resources Committee consists solely of directors who are not employees of the Company ("outside directors") and its present members are Mr. Manzi (Chairman), Mr. Crisp and Mr. O'Leary. The Human Resources Committee, among other things, reviews the performance of senior management, approves senior management compensation, and administers the Company's stock-based compensation plans.

     Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee consists solely of outside directors and its present members are Mr. O'Leary (Chairman), Dr. Porter and Dr. LaMattina. The Nominating and Corporate Governance Committee, among other things, reviews the credentials of proposed nominees for directors, recommends to the Board of Directors nominees to fill vacancies or nominees for election at the Annual Meeting of Stockholders, and reviews Board of Director and committee organization and structure. The Nominating and Corporate Governance Committee will consider stockholder recommendations for nominees sent to the committee to the attention of the secretary of the Company at the principal executive office of the Company. In addition, the Nominating and Corporate Governance Committee reviews and monitors the Company's principles and policies of corporate governance, business code of conduct and ethical responsibilities.

Compensation of Directors

     Cash Compensation

     Outside directors receive an annual retainer of $28,000 and a fee of $1,000 per meeting for attending in person meetings of the Board of Directors and its committees and $500 per meeting for participating in meetings of the Board of Directors and its committees held by means of conference telephone. Outside directors resident on the west coast receive an additional $1,000 per meeting attended in person for travel time incurred in attending such meeting. Payment of directors' fees is made quarterly. Messrs. Dekkers and Syron are full-time employees of the Company and do not receive any cash compensation from the Company for their service as a director or committee member. Directors are also reimbursed for out-of-pocket expenses incurred in attending these meetings.

     Deferred Compensation Plan for Directors

     Under the Company's deferred compensation plan for directors (the "Directors Deferred Compensation Plan"), a director has the right to defer receipt of his or her cash fees until he or she ceases to serve as a director, dies or retires from his or her principal occupation. In the event of a change in control or proposed change in control of the Company that is not approved by the Board of Directors, deferred amounts become payable immediately. Any of the following are deemed to be a change of control: (i) the acquisition by any person of 40% or more of the outstanding common stock or voting securities of the Company; (ii) the failure of the Board of Directors to include a majority of directors who are "continuing directors", which term is defined to include directors who were members of the Board of Directors on July 1, 1999 or who subsequent to that date were nominated or elected by a majority of directors who were "continuing directors" at the time of such nomination or election; (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or the sale or other disposition of all or substantially all of the assets of the Company unless immediately after such transaction (a) all holders of the Common Stock immediately prior to such transaction own more than 60% of the outstanding voting securities of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction and (b) no person after the transaction owns 40% or more of the outstanding voting securities of the resulting or acquiring corporation; or (iv) approval by stockholders of a complete liquidation or dissolution of the Company. Amounts deferred pursuant to the Directors Deferred Compensation Plan are valued at the end of each quarter as units of Common Stock. When payable, amounts deferred may be disbursed solely in shares of Common Stock accumulated under the Directors Deferred Compensation Plan. As of December 28, 2002, a total of 582,663 shares of Common Stock were reserved for issuance under the Directors Deferred Compensation Plan and deferred units equal to approximately 281,575 shares of Common Stock were accumulated under the Directors Deferred Compensation Plan.

     Stock-Based Compensation

     Outside directors of the Company are eligible for the discretionary grant of stock options under the Company's equity incentive plan, which is administered by the Human Resources Committee. In June 2002 the Company granted each outside director of the Company an option to purchase 10,000 shares of Common Stock. The Company's current policy is to also award options to purchase 15,000 shares to any new director of the Company upon his or her appointment as a director. These options vest in three equal annual installments and expire on the seventh anniversary of the grant date. The exercise price for these options is the average of the closing prices of the Common Stock as reported on the NYSE for the five trading days immediately preceding and including the grant date.

     In addition, the Company's directors stock option plan (the "Directors Stock Option Plan") provides for the automatic grant of stock options to purchase shares of Common Stock to outside directors as additional compensation for their service as directors. Pursuant to the Directors Stock Option Plan, outside directors receive an annual grant of options to purchase 1,000 shares of Common Stock at the close of business on the date of each Annual Meeting of Stockholders of the Company. Options evidencing annual grants are immediately exercisable at any time from and after the grant date and expire on the seventh anniversary of the grant date, except that options granted prior to February 2002 expire on the third anniversary of the grant date. The exercise price for options granted under the Directors Stock Option Plan is the average of the closing prices of the Common Stock as reported on the NYSE for the five trading days immediately preceding and including the grant date. As of February 7, 2003, options to purchase 19,782 shares of Common Stock were outstanding under the Directors Stock Option Plan, options to purchase 106,787 shares of Common Stock had been exercised since inception of the Directors Stock Option Plan, and options to purchase 658,425 shares of Common Stock were available for future grant.

Stock Ownership Policy for Directors

     The Human Resources Committee has established a stock holding policy for directors of the Company. The stock holding policy requires each director to hold a minimum of 1,000 shares of Common Stock. Directors are requested to achieve this ownership level within a three-year period. The chief executive officer of the Company is required to comply with a separate stock holding policy established by the Human Resources Committee, which is described in "Committee Report on Executive Compensation--Stock Ownership Policy".



                                 STOCK OWNERSHIP

     The following table sets forth, as of February 7, 2003, the beneficial ownership of Common Stock by (a) each director and nominee for director, (b) each of the Company's executive officers named in the summary compensation table set forth below under the heading "Executive Compensation" (the "named executive officers"), and (c) all directors and current executive officers as a group. In addition, the following table sets forth the beneficial ownership of Common Stock, as of February 7, 2003, with respect to each person who was known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock. Directors of the Company also have interests in stock-based units under the Directors Deferred Compensation Plan. While these units may not be voted or transferred, they are listed in the table below as they represent the total economic interest of the directors in the Common Stock.


                                                                      Options                           Percent of
                                                                    Exercisable                           Shares           Deferred
                 Name(1)                           Shares (2)     within 60 Days(3)       Total      Beneficially Owned  Stock Units
                 -------                           ----------     -----------------       -----      ------------------  -----------
Dodge & Cox(4).................................    18,665,624                  -       18,665,624           11.44%              -
FMR Corp.(5)...................................    15,828,191                  -       15,828,191            9.70%              -
Wellington Management Company, LLP(6)..........    11,046,767                  -       11,046,767            6.77%              -
Iridian Asset Management LLC(7)................     9,640,457                  -        9,640,457            5.91%              -
Guy Broadbent..................................         4,850            150,208          155,058                *              -
Marc N. Casper.................................         4,247             91,666           95,913                *              -
Peter O. Crisp.................................        88,257              4,205           92,462                *         57,306
Marijn E. Dekkers..............................        56,448            930,182          986,630                *              -
Seth H. Hoogasian..............................        16,465            265,926          282,391                *              -
Barry S. Howe..................................        40,166            467,766          507,932                *              -
John L. LaMattina..............................         2,000              6,000            8,000                *              -
Jim P. Manzi...................................             -             19,606           19,606                *          5,562
Robert A. McCabe...............................        48,840              4,036           52,876                *         40,384
Theo Melas-Kyriazi.............................        80,900            740,728          821,628                *              -
Robert W. O'Leary..............................        31,606             15,833           47,439                *         10,201
Michael E. Porter..............................         4,585              6,814           11,399                *              -
Richard F. Syron...............................        87,768          1,811,714        1,899,482            1.15%          2,914
Elaine S. Ullian...............................             -              6,814            6,814                *          3,544
All directors and current executive officers as
a group (15 persons)...........................       478,544          4,604,775        5,083,319            3.03%        119,911


* Less than one percent.

(1) Except as reflected in the footnotes to this table, shares of Common Stock beneficially owned consist of shares owned by the indicated person or by that person for the benefit of minor children, and all share ownership includes sole voting and investment power.

(2) Shares of Common Stock beneficially owned by Mr. Broadbent, Mr. Dekkers, and Mr. Syron, and all directors and current executive officers as a group, include:
2,000, 20,000, 37,177, and 59,177 shares, respectively, of restricted Common Stock that may not be sold or transferred until future vesting dates. Shares of Common Stock beneficially owned by Mr. Hoogasian, Mr. Howe, and Mr.
Melas-Kyriazi, and all directors and current executive officers as a group, include: 429, 2,769, 1,740, and 5,500 shares, respectively, held in the Company's 401(k) Plan. Shares of Common Stock beneficially owned by Mr. Melas-Kyriazi include 1,621 shares issuable upon conversion of $100,000 in principal amount of the Company's 0% convertible subordinated debentures due 2003. Shares of Common Stock beneficially owned by

Mr. O'Leary include 13,000 shares held in a family trust of which Mr. O'Leary and his spouse are the trustees, each of whom as trustee has sole voting and dispositive power.

(3) Options exercisable within 60 days include options to purchase 54,056, 197,531, 150,715, 6,977, and 5,814 shares of Common Stock granted prior to July 2000 for Messrs. Hoogasian, Howe, Melas-Kyriazi, O'Leary and Syron, respectively, which are currently exercisable but subject to certain transfer restrictions, including the right of the Company to repurchase, at the exercise price, the shares issued upon exercise of the options, upon certain events, primarily cessation of employment with the Company. These restrictions lapse over time, assuming continued service.

(4) This information was obtained from the Schedule 13G filed with the Securities and Exchange Commission on February 13, 2003 by Dodge & Cox, One Sansome Street, 35th Floor, San Francisco, CA 94104, which reported such ownership as of December 31, 2002. These shares are owned by clients of Dodge & Cox, an investment advisor. Dodge & Cox has sole voting power with respect to 17,329,224 shares, shared voting power with respect to 341,800 shares, and sole dispositive power with respect to all shares.

(5) This information was obtained from the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003 by FMR Corp., Edward C. Johnson 3rd, Abigail P. Johnson, and Fidelity Management & Research Company, which reported such ownership as of December 31, 2002. The address of these persons is 82 Devonshire Street, Boston, Massachusetts 02109. The shares are beneficially owned as follows: by Fidelity Management & Research Company ("FM&RC"), a wholly-owned subsidiary of FMR Corp. and registered investment advisor to various investment companies ("Fidelity Funds"), 14,503,270 shares; Fidelity Management Trust Company ("FMTC"), a wholly-owned subsidiary of FMR Corp., 950,170 shares as a result of its serving as investment manager of various institutional accounts; Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp., 225 shares; Geode Capital Management, LLC ("Geode"), an entity indirectly owned by certain employees and shareholders of FMR Corp., 625 shares; and Fidelity International Limited ("FIL"), an entity of which approximately 40% of the voting power is owned by a partnership controlled by Mr. Johnson and members of his family, 373,901 shares. Mr. Johnson, FMR Corp., and the Fidelity Funds each has sole dispositive power with respect to 14,503,270 shares owned by the Fidelity Funds. Neither Mr. Johnson nor FMR Corp. has sole voting power with respect to the shares owned by the Fidelity Funds, which power rests with the Boards of Trustees of the Fidelity Funds. Of the 950,170 shares owned by institutional accounts managed by FMTC, Mr. Johnson and FMR Corp. each has sole dispositive power with respect to 950,170 shares, sole voting power with respect to 887,450 shares, and no voting power with respect to 62,720 shares. FIL has sole voting and dispositive power with respect to 373,901 shares. Members of Mr. Johnson's family may be deemed to form a controlling group with respect to FMR Corp.

(6) This information was obtained from the Schedule 13G filed with the Securities and Exchange Commission on February 12, 2003 by Wellington Management Company, LLP ("Wellington"), 75 State Street, Boston, Massachusetts 02109, which reported such ownership as of December 31, 2002. These shares are held of record by clients of Wellington, an investment advisor. Wellington has shared voting power with respect to 6,585,067 shares and no voting power with respect to the balance of the shares, and shared dispositive power with respect to all of the shares.

(7) This information was obtained from the Schedule 13G filed with the Securities and Exchange Commission on February 11, 2003 by The Governor and Company of the Bank of Ireland ("Bank of Ireland"), IBI Interfunding ("IBI"), BancIreland/First Financial, Inc. ("BancIreland"), BIAM (US) Inc., Iridian Asset Management LLC ("Iridian"), COLE Partners LLC ("COLE"), Iridian Partners Fund, L.P. ("Iridian Partners"), Iridian Investors, L.P. ("Iridian Investors"), Iridian Private Business Value Equity Fund, L.P. ("Iridian Private Business"), David L. Cohen and Harold J. Levy, which reported such ownership as of December 31, 2002. The address of Bank of Ireland and IBI is Lower Baggot Street, Dublin 2, Ireland. The address of BancIreland is Junction Marketplace #27, 1011 N. Main Street, White River Junction, Vermont 05501. The address of BIAM (US) Inc. is Liberty Park #15, 282 Route 101, Amherst, New Hampshire 03110. The address of Iridian, COLE, Iridian Partners, Iridian Investors, Iridian Private Business, Mr. Cohen and Mr. Levy is c/o Iridian Asset Management LLC, 276 Post Road West, Westport, Connecticut 06880-4704. Iridian has direct beneficial ownership of the 8,937,057 shares of Common Stock in the accounts that it manages, including the power to vote or dispose of such shares. Messrs. Cohen and Levy may be deemed to share such power with Iridian. In addition, Iridian is the investment adviser for Iridian Partners (which owns 31,800 shares), Iridian Investors (which owns 26,800 shares) and Iridian Private Business (which owns 242,800 shares). In such capacity, Iridian has the right to vote and direct the disposition of shares held by such entities and, consequently, has beneficial ownership of such shares. COLE (in addition to Messrs. Cohen and Levy) may be deemed to share such power with Iridian. BIAM (US) Inc., as the controlling member of Iridian, may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by Iridian. BancIreland, as the sole shareholder of BIAM (US) Inc., may be deemed to possess beneficial  ownership of the shares of Common Stock  beneficially  owned by BIAM
(US) Inc. IBI, as the sole shareholder of BancIreland, may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by BancIreland. Bank of Ireland, as the sole shareholder of IBI, may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by IBI. Messrs. Cohen and Levy may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by Iridian by virtue of having the power to vote and direct the disposition of shares of Common Stock as joint chief investment officers of Iridian. Messrs. Cohen and Levy disclaim beneficial ownership of such shares. COLE, as the sole general partner of Iridian Partners, Iridian Investors and Iridian Private Business, may be deemed to own beneficially  shares  of  Common  Stock  for  which  Iridian  Partners,  Iridian
Investors and Iridian Private Business may be deemed to possess direct beneficial ownership. Iridian, as the sole member of COLE, may be deemed to possess beneficial ownership of the shares of Common Stock that are beneficially owned by COLE. Messrs. Cohen and Levy, by virtue of their ability to exercise shared voting and dispositive power over the shares of Common Stock beneficially owned by First Eagle Fund of America (which owns 402,000 shares) pursuant to their employment arrangements with Arnold & S. Bleichroeder Advisers, Inc. ("A&SB Advisers"), may be deemed to possess beneficial ownership of such shares. Messrs. Cohen and Levy disclaim beneficial ownership of such shares for all other purposes. Effective January 1, 2003, the employment relationship between each of Messrs. Cohen and Levy terminated, and Iridian became a sub-advisor to A&SB Advisors for the provision of investment management services to First Eagle Fund of America.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and beneficial owners of more than 10% of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Company's securities. Based upon a review of such filings, all Section 16(a) filing requirements applicable to such persons were complied with during 2002 except that Mr. Guy Broadbent, an executive officer of the Company, filed a late Form 4 with respect to the withholding for taxes of shares of Common Stock in connection with the vesting of a restricted stock award.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table summarizes compensation for services to the Company received during the last three fiscal years by the two persons who served as the Company's chief executive officer during fiscal year 2002 and the five other most highly compensated executive officers who were employed by the Company as of the end of fiscal year 2002. On November 21, 2002, Mr. Dekkers, previously president and chief operating officer, was appointed chief executive officer and Mr. Syron, formerly chief executive officer, was appointed executive chairman. The executive officers listed below are collectively referred to in this proxy statement as the "named executive officers".

                                              Summary Compensation Table
------------------------------------------------------------------------------------------------------------------------
                                                                     Long Term Compensation
                                                                     Restricted  Securities
        Name and         Fiscal         Annual Compensation           Stock      Underlying             All Other
   Principal Position     Year          Salary        Bonus           Award      Options (1)         Compensation (2)
   -----------------     ------         ------        -----          ----------  -----------         ----------------
Marijn E. Dekkers         2002    $533,333 (3)     $430,000 (3)  $2,008,000 (4)       980,000           $31,985 (5)
 President and Chief      2001    $500,000         $425,000              --           237,090 (6)       $28,619 (5)
 Executive Officer        2000    $238,095 (7)     $500,000 (7)  $1,410,000 (8)     1,060,156 (6)      $290,633 (5)(9)

------------------------------------------------------------------------------------------------------------------------
Richard F. Syron          2002    $800,000         $741,600      $4,445,219 (10)(11)  780,000        $1,841,213 (12)
 Executive Chairman       2001    $800,000         $800,000        $199,716 (10)      302,368           $38,942 (13)
                          2000    $800,000       $1,120,000      $1,558,805 (10)      348,886          $152,277 (14)

------------------------------------------------------------------------------------------------------------------------
Marc N. Casper (15)       2002    $300,000         $225,000              --           100,000           $17,500
 President, Life and      2001     $26,136               $0              --           275,000          $201,458 (16)
 Laboratory Sciences

------------------------------------------------------------------------------------------------------------------------
Seth H. Hoogasian (17)    2002    $316,200         $162,850              --           142,500           $31,295
 General Counsel          2001    $307,000         $185,000              -- (18)       44,191           $29,959

------------------------------------------------------------------------------------------------------------------------
Theo Melas-Kyriazi        2002    $305,900         $157,540              --           150,000           $29,380
 Chief Financial Officer  2001    $297,000         $185,000              --            34,306           $28,038
                          2000    $280,000         $240,000        $577,500 (19)           --           $25,150

------------------------------------------------------------------------------------------------------------------------
Guy Broadbent (20)        2002    $300,000         $154,500              --           100,000           $27,630
 President, Optical       2001    $270,000         $150,000              -- (21)      171,518           $18,161
 Technologies

------------------------------------------------------------------------------------------------------------------------
Barry S. Howe (22)        2002    $300,000         $154,500              --           150,000           $29,491
 President, Measurement   2001    $270,000         $150,000              --            46,518           $28,226
 and Control
------------------------------------------------------------------------------------------------------------------------

(1) As part of the Company's spinout strategy, certain subsidiaries of the Company sold minority interests to investors resulting in several majority-owned, private and publicly-held subsidiaries and granted options to purchase shares of these subsidiaries to employees and directors of Thermo Electron companies as part of its compensation program. During 1999 and 2000, the Company effected a major reorganization that, among other things, resulted in the acquisition of the minority interest of substantially all of its subsidiaries that had minority investors and the assumption by the Company of the outstanding options to purchase shares of the subsidiaries. In 2001, the Company spun off to its shareholders all of the shares of Kadant Inc. (formerly known as Thermo Fibertek Inc.) and, as a result, all of the options held by employees of the Company in Kadant Inc. and its publicly-owned subsidiary, Thermo Fibergen Inc., were converted into options to purchase shares of the Company. In addition, in 2002, the Company took private its last publicly owned subsidiary Spectra-Physics, Inc. and, as a result, all of the options to purchase shares of Spectra-Physics became options to purchase shares of the Company. Options granted in fiscal years 2000 and 2001 in the table above have also been restated to reflect adjustments made to the number and exercise prices of the options as a result of the spin-off to shareholders by the Company of its Kadant Inc. and Viasys Healthcare Inc. subsidiaries in August 2001 and November 2001, respectively.

(2) This amount includes (a) matching contributions made on behalf of the named executive officers by the Company pursuant to the Company's 401(k) plan, except for Mr. Dekkers in 2000, Mr. Broadbent in 2001, and Mr. Casper in 2001 and 2002,
(b) a car allowance, (c) an allowance for medical related expenses, and (d) with respect to fiscal years 2001 and 2002 only, premiums paid by the Company with respect to long-term disability insurance for the benefit of the named executive officers, except for Mr. Casper in 2001 and 2002. For 2002, the dollar value of each such benefit was $12,500 each for the car allowance, $9,000 each, except for $8,500 for Mr. Howe, for matching 401(k) contributions, $5,000 each for the medical expense allowance, and $3,185, $4,822, $4,795, $2,880, $1,130, and
$3,491 for Messrs. Dekkers, Syron, Hoogasian, Melas-Kyriazi, Broadbent and Howe, respectively, for long-term disability insurance premiums.

(3) The salary and bonus reported for 2002 represents the amount paid for the portion of the year during which Mr. Dekkers performed services as chief executive officer and for the portion of the year in which Mr. Dekkers performed services for the Company in his capacity as president and chief operating officer. See "Executive Compensation - Employment Agreements with Messrs. Dekkers and Syron".

(4) In November 2002, Mr. Dekkers was awarded 100,000 restricted Common Stock units valued at $2,008,000 on the grant date, pursuant to the terms of his employment agreement, that vest in equal annual installments over the three-year period commencing on the grant date and, provided further, the units do not become shares of Common Stock nor do the restrictions on transfer lapse until Mr. Dekkers ceases to be an employee of the Company.

(5) In addition to the items referred to in footnote (2), this amount includes $2,300 paid in each of fiscal years 2002, 2001, and 2000 by the Company as premiums for a term life insurance policy for the benefit of Mr. Dekkers.

(6) Options granted in 2000 and 2001 to Mr. Dekkers include options to purchase 13,496 and 4,499 shares of Common Stock, respectively, which had been converted from options to purchase shares of a subsidiary of the Company. See footnote (1) above.

(7) Mr. Dekkers was appointed president and chief operating officer of the Company on July 11, 2000. The salary reported for fiscal 2000 represents the amount paid for the portion of the year during which Mr. Dekkers performed services for the Company. Mr. Dekkers' employment agreement provided that his bonus for fiscal 2000 was not subject to proration.

(8) Upon Mr. Dekkers' appointment as president and chief operating officer in July 2000, he was awarded 60,000 shares of restricted Common Stock with a value of $1,410,000 on the grant date that vest in equal annual installments over the three-year period commencing on the grant date. Any cash dividends paid on the restricted shares are entitled to be retained by Mr. Dekkers without regard to vesting, however, any non-cash dividends are subject to the same vesting restrictions as the original restricted shares. At the end of fiscal 2002, Mr. Dekkers held 120,000 shares of restricted Common Stock and restricted Common Stock units with an aggregate value of $2,461,924 (including the value attributable to restricted shares of Kadant and Viasys received in connection with the spin-off of such companies in August and November 2001, respectively).

(9) This amount includes the payment by the Company of a $280,000 signing bonus in fiscal 2000 in lieu of the reimbursement of expenses associated with Mr. Dekkers' relocation to Massachusetts.

(10) In June 2002, Mr. Syron was awarded 10,923 shares of restricted Common Stock valued at $191,371 on the grant date, pursuant to the terms of his employment agreement, that vest 100% on the third anniversary of the grant date. In June 2001, Mr. Syron was awarded 7,120 shares of restricted Common Stock valued at $199,716 on the grant date, pursuant to the terms of his employment agreement, that vest 100% on the third anniversary of the grant date. In January 2000, in connection with the adoption of the Company's reorganization plan, the Human Resources Committee approved a retention arrangement for Mr. Syron that awarded him 50,000 shares of restricted Common Stock valued at $825,000 on the grant date. The restricted shares vest in equal annual installments over the three-year period commencing on the grant date. In June 2000, Mr. Syron was awarded 10,800 shares of restricted Common Stock valued at $207,230 on the grant date, pursuant to the terms of his employment agreement, that vest 100% on the third anniversary of the grant date. Upon the appointment of the Company's chief operating officer in June 2000, Mr. Syron was awarded 25,000 shares of restricted Common Stock, valued at $526,575 on the grant date, that vest in equal annual installments over the three-year period commencing on the grant date. Any cash dividends paid on the restricted shares are retained by the recipient without regard to vesting, however, any non-cash dividends paid on restricted shares are subject to the same vesting restrictions as the underlying shares.

(11) In November 2002, Mr. Syron was awarded 111,845 restricted Common Stock units valued at $2,245,848 on the grant date, pursuant to the terms of his employment agreement, provided, however, the units do not become shares of Common Stock until Mr. Syron ceases to be an employee of the Company for any reason. In November 2002, Mr. Syron was also awarded 100,000 restricted Common Stock units valued at $2,008,000 on the grant date, pursuant to the terms of his employment agreement, that vest in equal annual installments over the three-year period commencing on the grant date and, provided further, the units do not become shares of Common Stock nor do the restrictions on transfer lapse until Mr. Syron ceases to be an employee of the Company. At the end of fiscal 2002, Mr. Syron held 265,689 shares of restricted Common Stock and restricted Common Stock units with an aggregate value of $5,446,679 (including the value attributable to restricted shares of Kadant and Viasys received in connection with the spin-off of such companies in August and November 2001, respectively).

(12) In addition to the items referred to in footnote (2), this amount  includes
(a) a retention payment in the amount of $1,800,000 awarded to Mr. Syron in November 2002 in connection with the transition from chief executive officer to executive chairman of the Company, and (b) $9,891 paid by the Company as premiums for a term life insurance policy for the benefit of Mr. Syron.

(13) In addition to the items referred to in footnote (2), this amount includes $8,970 paid by the Company as premiums for a term life insurance policy for the benefit of Mr. Syron.

(14) In addition to the items referred to in footnote (2), this amount includes the reimbursement by the Company of $127,127 in fiscal 2000 for expenses associated with Mr. Syron's relocation to Massachusetts.

(15) Mr. Casper was appointed vice president of the Company and president, Life and Laboratory Sciences sector on November 30, 2001. The salary reported for fiscal year 2001 represents the amount paid for the portion of the year during which Mr. Casper performed services for the Company.

(16) In addition to the items referred to in footnote (2), this amount includes a sign-on bonus of $200,000 awarded to Mr. Casper in November 2001 in connection with his commencement of employment with the Company.

(17) Mr. Hoogasian became an executive officer of the Company on January 18, 2001. The salary and bonus reported for fiscal 2001 represent amounts paid to Mr. Hoogasian for the entire year.

(18) At the end of fiscal 2002, Mr. Hoogasian held 11,667 shares of restricted Common Stock with an aggregate value of $269,485 (including the value attributable to restricted shares of Kadant and Viasys received in connection with the spin-off of such companies in August and November 2001, respectively). These restricted shares were awarded to Mr. Hoogasian before he became an executive officer.

(19) In January 2000, in connection with the adoption of the Company's reorganization plan, the Human Resources Committee approved a retention arrangement for Mr. Melas-Kyriazi that awarded him 35,000 shares restricted Common Stock valued at $577,500 on the grant date. The restricted shares vest in equal annual installments over the three-year period commencing on the grant date. Any cash dividends paid on the restricted shares are entitled to be retained by Mr. Melas-Kyriazi without regard to vesting, however, any non-cash dividends are subject to the same vesting restrictions as the original restricted shares. At the end of fiscal 2002, Mr. Melas-Kyriazi held 11,667 shares of restricted Common Stock with an aggregate value of $269,470 (including the value attributable to restricted shares of Kadant and Viasys received in connection with the spin-off of such companies in August and November 2001, respectively).

(20) Mr. Broadbent became an executive officer of the Company on January 18, 2001. The salary and bonus reported for fiscal 2001 represent amounts paid to Mr. Broadbent for the entire year.

(21) At the end of fiscal 2002, Mr. Broadbent held 2,000 shares of restricted Common Stock with an aggregate value of $46,184 (including the value attributable to restricted shares of Kadant and Viasys received in connection with the spin-off of such companies in August and November 2001, respectively). These restricted shares were awarded to Mr. Broadbent before he became an executive officer.

(22) Mr. Howe became an executive officer of the Company on January 18, 2001. The salary and bonus reported for fiscal 2001 represent amounts paid to Mr. Howe for the entire year.

Stock Options Granted During Fiscal 2002

     The following table sets forth information concerning individual grants of stock options made during fiscal year 2002 to the Company's named executive officers. It has not been the Company's policy in the past to grant stock appreciation rights, and no such rights were granted during fiscal year 2002.

                                            Option Grants in Fiscal 2002
----------------------------------------------------------------------------------------------------------------------
                                                                                                    Potential Realizable
                                                Percent of                                             Value at Assumed
                                               Total Options                                        Annual Rates of Stock
                          Number of Securities   Granted to        Exercise                        Price Appreciation for
                          Underlying Options    Employees in      Price Per    Expiration               Option Term (1)
        Name                  Granted            Fiscal Year        Share         Date              5%            10%
        ----                  -------           -----------         -----         ----             --            ---
Marijn E. Dekkers             200,000 (2)           3.8%            $20.27      3/15/09         $1,650,380     $3,846,100
                              780,000 (3)          14.7%            $19.67      11/21/12        $9,648,910    $24,452,142
-------------------------------------------------------------------------------------------------------------------------
Richard F. Syron              260,000 (2)           4.9%            $20.27      3/15/09         $2,145,490     $4,999,930
                              520,000 (3)           9.8%            $19.67      11/21/12        $6,432,610    $16,301,428
-------------------------------------------------------------------------------------------------------------------------
Seth H. Hoogasian              42,500 (2)           0.8%            $20.27      3/15/09           $350,710       $817,296
                              100,000 (3)           1.9%            $19.67      11/21/12        $1,237,040     $3,134,890
-------------------------------------------------------------------------------------------------------------------------
Theo Melas-Kyriazi             50,000 (2)           0.9%            $20.27      3/15/09           $412,600       $961,525
                              100,000 (3)           1.9%            $19.67      11/21/12        $1,237,040     $3,134,890
-------------------------------------------------------------------------------------------------------------------------
Marc N. Casper                100,000 (3)           1.9%            $19.67      11/21/12        $1,237,040     $3,134,890
-------------------------------------------------------------------------------------------------------------------------
Guy Broadbent                 100,000 (3)           1.9%            $19.67      11/21/12        $1,237,040     $3,134,890
-------------------------------------------------------------------------------------------------------------------------
Barry S. Howe                  50,000 (2)           0.9%            $20.27      3/15/09           $412,600       $961,525
                              100,000 (3)           1.9%            $19.67      11/21/12        $1,237,040     $3,134,890
-------------------------------------------------------------------------------------------------------------------------

(1) The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionee's continued employment through the option period and the date on which the options are exercised.

(2) All of the options reported vest in three equal annual installments over a three-year period from the date of grant, provided that the optionee continues to be employed by the Company, except that Messrs. Dekkers and Syron are entitled to accelerated vesting in certain circumstances in connection with the termination of their employment with the Company. See "Executive Compensation - Employment Agreements with Messrs. Dekkers and Syron". Upon a change of control of the Company, all options become immediately exercisable.


(3) All of the options reported vest in three equal annual installments over a three-year period commencing on the third anniversary of the date of grant, provided that the optionee continues to be employed by the Company, except that Messrs. Dekkers and Syron are entitled to accelerated vesting in certain circumstances in connection with the termination of their employment with the Company. See "Executive Compensation - Employment Agreements with Messrs. Dekkers and Syron". Upon a change of control of the Company, all options become immediately exercisable.

Stock Options Exercised During Fiscal 2002 and Fiscal Year-End Option Values

     The following table reports information regarding stock option exercises during fiscal 2002 and outstanding stock options held at the end of fiscal year 2002 by the Company's named executive officers. No stock appreciation rights were exercised or were outstanding during fiscal year 2002.

                   Aggregated Option Exercises In Fiscal 2002 and Fiscal 2002 Year-End Option Values
                   ----------------------------------------------------------------------------------
                                                                                                   Value of
                                                                 Number of                        Unexercised
                                                           Securities Underlying                 In-the-Money
                                                                Unexercised                    Options at Fiscal
                             Shares                          Options at Fiscal                     Year-End
                          Acquired on      Value          Year-End (Exercisable/                 (Exercisable/
          Name              Exercise   Realized (1)        Unexercisable) (2)(3)               Unexercisable)(3)
          ----              --------   ------------        ---------------------               -----------------
Marijn E. Dekkers              -             -                784,864/ 1,492,382               $348,887/ $431,843
-------------------------------------------------------------------------------------------------------------------------
Richard F. Syron               -             -              1,624,258/ 981,579               $4,755,322/ $171,600
-------------------------------------------------------------------------------------------------------------------------
Seth H. Hoogasian          1,195           $3,262             237,029/ 171,961               $1,044,136/ $33,000
-------------------------------------------------------------------------------------------------------------------------
Theo Melas-Kyriazi        36,729         $199,476             720,475/ 172,871               $5,184,285/ $33,000
-------------------------------------------------------------------------------------------------------------------------
Marc N. Casper                 -             -                 91,666/ 283,334                       $0/ $33,000
-------------------------------------------------------------------------------------------------------------------------
Guy Broadbent                  -             -                134,702/ 253,111                       $0/ $33,000
-------------------------------------------------------------------------------------------------------------------------
Barry S. Howe                  -             -                435,593/ 181,012               $3,572,898/ $33,000
-------------------------------------------------------------------------------------------------------------------------

(1) The amounts shown in this column represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise. Amounts shown in this column do not represent actual sales transactions.

(2) As part of the Company's spinout strategy, certain subsidiaries of the Company sold minority interests to investors resulting in several majority-owned, private and publicly-held subsidiaries and granted options to purchase shares of these subsidiaries to employees and directors of Thermo Electron companies as part of its compensation program. During 1999 and 2000, the Company effected a major reorganization that, among other things, resulted in the acquisition of the minority interest of substantially all of its subsidiaries that had minority investors and the assumption by the Company of the outstanding options to purchase shares of the subsidiaries. In addition, in 2001, the Company spun off to its shareholders all of the shares of Kadant Inc. (formerly known as Thermo Fibertek Inc.) and, as a result, all of the options in Kadant Inc. and its publicly-owned subsidiary, Thermo Fibergen Inc., were converted into options to purchase shares of the Company. In addition, in 2002, the Company took private its last publicly owned subsidiary Spectra-Physics, Inc. and, as a result, all of the options to purchase shares of Spectra-Physics became options to purchase shares of the Company. Outstanding options at year-end granted by these subsidiaries which were assumed by the Company have been restated in the table as options to purchase shares of the Company.

(3) Generally, options outstanding at the end of the fiscal year that were granted prior to July 2000 are exercisable immediately. However, these options are subject to certain transfer restrictions and the right of the Company to repurchase, at the exercise price, the shares issued upon exercise of the options, upon certain events, primarily cessation of employment with the Company. The restrictions and repurchase rights lapse over periods ranging from 0 to 10 years, depending on the term of the option, which may range from 3 to 12 years. The amounts reported for the number of securities underlying exercisable options at fiscal year end include options to purchase 5,814, 92,338, 215,239, and 199,895 shares of Common Stock granted prior to July 2000 for Messrs. Syron, Hoogasian, Howe, and Melas-Kyriazi, respectively, which are subject to these transfer restrictions. The amounts reported for the value of securities underlying exercisable options at fiscal year end include $0, $503,696, $2,210,409 and $1,405,929 for options to purchase Common Stock granted prior to July 2000, for Messrs. Syron, Hoogasian, Howe, and Melas-Kyriazi, respectively, which are subject to these restrictions. Options outstanding at the end of the fiscal year that were granted on or after July 2000 generally vest ratably over three years after the grant date, provided that the optionee continues employment with the Company, except (i) for the options described in footnote 3 to the table entitled "Option Grants in Fiscal 2002" above and (ii) that Messrs. Dekkers and Syron are entitled to accelerated vesting in certain circumstances in connection with the termination of their employment with the Company. See "Executive Compensation - Employment Agreements with Messrs. Dekkers and Syron". Upon a change of control of the Company, all options, regardless of the grant date, become immediately exercisable and cease to be subject to transfer restrictions and the Company's repurchase rights.

Change in Control and Severance Agreements

     Thermo Electron has entered into executive retention agreements with its executive officers and certain key employees of the Company that provide severance benefits if there is a change in control of Thermo Electron and their employment is terminated by the Company without cause or by the individual for good reason, as those terms are defined therein, within 18 months thereafter. For purposes of these agreements, a change in control exists upon (i) the acquisition by any person of 40% or more of the outstanding Common Stock or voting securities of Thermo Electron; (ii) the failure of the Board of Directors to include a majority of directors who are "continuing directors", which term is defined to include directors who were members of Thermo Electron's board on the date of the agreement or who subsequent to the date of the agreement were nominated or elected by a majority of directors who were "continuing directors" at the time of such nomination or election; (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Thermo Electron or the sale or other disposition of all or substantially all of the assets of Thermo Electron unless immediately after such transaction (a) all holders of Thermo Electron Common Stock immediately prior to such transaction own more than 60% of the outstanding voting securities of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction and (b) no person after the transaction owns 40% or more of the outstanding voting securities of the resulting or acquiring corporation; or (iv) approval by stockholders of a complete liquidation or dissolution of Thermo Electron.

     Thermo Electron has entered into these executive retention agreements with each of Messrs. Dekkers, Syron, Hoogasian, Melas-Kyriazi, Casper, Broadbent, and Howe. These agreements provide that, upon a change in control, all options to purchase Common Stock held by the individual as of the date of the change in control shall become fully vested and immediately exercisable, and shares of Common Stock issued upon exercise of such stock options and all shares of restricted Common Stock held by the individual as of the date of the change in control will no longer be subject to the right of repurchase by the Company.

     These agreements also provide that, in the event the individual's employment is terminated in connection with a change in control, the individual would be entitled to a lump sum payment equal to the sum of (a) in the case of Messrs. Dekkers and Syron, three times, in the case of Messrs. Hoogasian, Melas-Kyriazi, Broadbent, and Howe, two times, and in the case of Mr. Casper, one times, the individual's highest annual base salary in any 12-month period during the prior five-year period, plus (b) in the case of Messrs. Dekkers and Syron, three times, in the case of Messrs. Hoogasian, Melas-Kyriazi, Broadbent, and Howe, two times, and in the case of Mr. Casper, one times, the individual's highest annual bonus in any 12-month period during the prior five-year period. Assuming that the severance benefits would have been payable as of December 28, 2002, the lump sum salary and bonus payment under such agreements to Messrs. Dekkers, Syron, Hoogasian, Melas-Kyriazi, Casper, Broadbent, and Howe would have been approximately $3,099,999, $5,760,000, $1,212,400, $1,091,800, $525,000,
$908,000, and $908,000, respectively. In addition, the individual would be provided employee benefits substantially equivalent to the benefits package the individual would have otherwise been entitled to receive if the individual was not terminated for a period of, in the case of Messrs. Dekkers and Syron, three years, in the case of Messrs. Hoogasian, Melas-Kyriazi, Broadbent, and Howe, two years, and in the case of Mr. Casper, one year, after such termination. Finally, the individual would be entitled to a cash payment equal to, in the case of Messrs. Dekkers and Syron, $25,000, in the case of Messrs. Hoogasian, Melas-Kyriazi, Broadbent, and Howe, $20,000, and in the case of Mr. Casper, $15,000, to be used toward outplacement services.

     In the event that payments under these agreements are deemed to be so-called "excess parachute payments" under the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), the individuals would be entitled to receive a gross-up payment equal to the amount of any excise tax payable by such individual with respect to such payment plus the amount of all other additional taxes imposed on such individual.

     Mr. Casper has an agreement with the Company that if his employment is terminated by the Company without "cause" or by Mr. Casper with "good reason", he will be entitled to a lump sum severance payment equal to 18 months salary, except that if the termination entitles him to greater benefits under the executive retention agreement described above, he will be entitled to the benefits under the executive retention agreement, but not both. Mr. Broadbent has an agreement with the Company that if his employment is terminated by the Company for other than "cause", he will be entitled to be paid one year's salary and bonus as severance pay, and the transfer restrictions on his shares of restricted Common Stock will lapse, except that if the termination also entitles him to benefits under the executive retention agreement described above, he will be entitled to the benefits under the executive retention agreement only. Messrs. Dekkers and Syron also have severance provisions in their employment agreements. See "Executive Compensation -- Employment Agreements with Messrs. Dekkers and Syron".

Deferred Compensation Plan

     The Company maintains a deferred compensation plan for a select group of management and highly compensated employees (the "Deferred Compensation Plan"), including executive officers of the Company. Under the Deferred Compensation Plan, a participant has the right to defer, on a pre-tax basis, receipt of his or her annual base salary (up to 90%) and/or bonus (up to 100%) until he or she ceases to serve as an employee of the Company as a result of death, disability, retirement or termination of employment for any other reason. In addition, a participant may defer payment of his or her compensation until a future date even while the participant continues to be an employee of the Company. Amounts that are deferred are credited with investment gains or losses based on the performance of one or more of three funds selected by the participant: an equity index fund, a bond index fund and a money market fund. The participant does not have any actual ownership in these funds. Any gains or losses on amounts deferred are not taxable until deferred amounts are paid to the participant. All amounts in the participant's deferred account represent unsecured obligations of the Company.

Employment Agreements with Messrs. Dekkers and Syron

     On November 21, 2002, Mr. Dekkers, previously president and chief operating officer, was appointed chief executive officer, and Mr. Syron, previously chief executive officer, was appointed executive chairman. At that time, the employment agreements in effect for Messrs. Dekkers and Syron were amended and restated to reflect their new responsibilities and compensation. Each amended and restated employment agreement is for a five-year term ending December 31, 2007. The agreements provide that each executive will have the duties assigned to him from time to time by the Board of Directors. Initially, Mr. Syron's duties include responsibility for the review and approval of the Company's financing and acquisition strategies, supervision of the internal audit and investor relations functions, supervision of disclosure policies and practices and related filings, compliance with the NYSE and Securities Exchange and Commission rules, and the Company's Business Conduct Policy. Mr. Dekker's duties include responsibility for all aspects of the Company's business and operations, including formulating, implementing and monitoring the Company's strategic plan together with Mr. Syron and the Board of Directors.

     Employment Agreement with Mr. Dekkers

     The amended and restated employment agreement with Mr. Dekkers increased his annual base salary to $800,000 and his annual incentive bonus target to $720,000. The actual amount paid as a bonus in any given year will be a multiple of zero to two times the target amount.

     Pursuant to the amended and restated employment agreement, on November 21, 2002 the Company awarded Mr. Dekkers (i) 100,000 restricted Common Stock units that vest in equal annual installments over the three-year period commencing on the grant date so long as Mr. Dekkers is employed with the Company on each such date and, provided further, that such units shall not become shares of Common Stock until Mr. Dekkers ceases to be an employee of the Company for any reason; and (ii) options to purchase 780,000 shares of Common Stock expiring November
21, 2012 that vest in equal annual installments over the three-year period commencing on the third anniversary of the grant date so long as Mr. Dekkers is employed with the Company on each such date, at an exercise price equal to the average of the closing prices of the Common Stock as reported on the NYSE for the five business days preceding and including the grant date. In addition, the agreement provides that in each of the years 2005, 2006 and 2007, subject to Mr. Dekkers' continued employment with the Company and shareholder approval of a new stock option plan if the then existing plans have been depleted at such time, Mr. Dekkers will be granted an option to purchase 260,000 shares of Common Stock expiring ten years from the grant date that vest in equal annual installments over the three-year period commencing on the grant date, so long as Mr. Dekkers is employed with the Company on each such date, at an exercise price equal to the average of the closing prices of the Common Stock as reported on the NYSE for the five business days preceding and including the grant date. Pursuant to his original employment agreement, in March 2002, Mr. Dekkers received an option to purchase 200,000 shares of Common Stock expiring seven years from the grant date at an exercise price equal to the average of the closing prices of the Common Stock as reported on the NYSE for the five business days preceding and including the grant date.

     If Mr. Dekkers' employment is terminated (i) by the Company without "cause" or by Mr. Dekkers with "good reason", he will be entitled to: (A) an amount equal to: (1) his then current base salary for the 36-month period following the termination date, (2) a pro-rata bonus for the year in which the termination date occurs, and (3) $2,160,000 (representing three times his annual incentive bonus target); and (B) medical and dental insurance benefits for a period of three years after the termination date; (ii) due to his disability, he will be entitled to: (A) disability benefits in accordance with the long-term disability ("LTD") program then in effect for senior executives of the Company; (B) his then current base salary through the end of the LTD elimination period; (C) a pro-rata bonus for the year in which the termination date occurs; and (D) medical and dental insurance benefits for a period of 24 months after the termination date; (iii) due to his death, his estate or his beneficiaries will be entitled to a pro-rata bonus for the year in which the termination date occurs; and (iv) due to the expiration of the then-current term of the agreement, he will be entitled to:
(A) an amount equal to the sum of (1) his then current base salary for the 24-month period following the termination date, and (2) $1,440,000 (representing two times his annual incentive bonus target); and (B) medical and dental insurance benefits for a period of 24 months after the termination date.

     In addition, if Mr. Dekkers' employment is terminated due to his death or disability, by the Company without "cause", by Mr. Dekkers with "good reason", or due to the expiration of the then-current term of the agreement, (i) all stock options will become fully vested and all stock options granted prior to November 21, 2002 will remain exercisable until two years from the termination date (but in no event beyond the expiration date of the options) and all stock options granted on or after November 21, 2002 shall remain exercisable until three years from the termination date (but in no event beyond the expiration date of the options); and (ii) the transfer restrictions on all shares of restricted Common Stock and/or restricted Common Stock units granted to him will lapse. If Mr. Dekkers' employment is terminated by the Company for "cause" or by Mr. Dekkers without "good reason", (A) no further vesting of stock options shall occur and he shall have 90 days to exercise all vested and outstanding stock options (but in no event beyond the expiration date of the options); and (B) all shares of restricted Common Stock and/or restricted Common Stock units granted to him as to which transfer restrictions have not lapsed shall be forfeited.

     The amended and restated employment agreement provides that immediately prior to the consummation of a change in control, all options to purchase Common Stock held by Mr. Dekkers as of the date of the change in control will become fully vested and immediately exercisable, and shares of Common Stock issued upon exercise of such stock options and all shares of restricted Common Stock held by Mr. Dekkers as of the date of the change in control will no longer be subject to the right of repurchase by the Company. In the event his employment is terminated after a change in control, he will be entitled to receive benefits under either the employment agreement or the executive retention agreement described above under the caption "Change in Control and Severance Agreements", but not both.

     Employment Agreement with Mr. Syron

     The amended and restated employment agreement with Mr. Syron provides for a continued annual base salary of $800,000 and annual incentive bonus target of $720,000. The actual amount paid as a bonus in any given year will be a multiple of zero to two times the target amount.

     Pursuant to the amended and restated employment agreement, on November 21, 2002 the Company awarded Mr. Syron (i) 111,845 restricted Common Stock units, provided, however, that the units do not become shares of Common Stock until he ceases to be an employee of the Company for any reason, (ii) 100,000 restricted Common Stock units that vest in equal annual installments over the three-year period commencing on the grant date so long as Mr. Syron is employed with the Company on each such date and, provided further, that such units shall not become shares of Common Stock until Mr. Syron ceases to be an employee of the Company for any reason; and (iii) options to purchase 520,000 shares of Common Stock expiring November 21, 2012 that vest in equal annual installments over the three-year period commencing on the third anniversary of the grant date so long as Mr. Syron is employed with the Company on each such date, at an exercise price equal to the average of the closing prices of the Common Stock as reported on the NYSE for the five business days preceding and including the grant date. In addition, pursuant to the agreement, Mr. Syron was also entitled to a $1,800,000 retention bonus, which was paid in January 2003. The agreement also provides that in each of the years 2005, 2006 and 2007, subject to Mr. Syron's continued employment with the Company and shareholder approval of a new stock option plan if the then existing plans have been depleted at such time, Mr. Syron will be granted an option to purchase 260,000 shares of Common Stock expiring ten years from the grant date that vest in equal annual installments over the three-year period commencing on the grant date, so long as Mr. Syron is employed with the Company on each such date, at an exercise price equal to the average of the closing prices of the Common Stock as reported on the NYSE for the five business days preceding and including the grant date. Pursuant to his original employment agreement, in June 2002 Mr. Syron received an award of 10,923 shares of restricted Common Stock that vest 100% on the third anniversary of the grant date and in March 2002 he received an option to purchase 260,000 shares of Common Stock expiring seven years from the grant date at an exercise price equal to the average of the closing prices of the Common Stock as reported on the NYSE for the five business days preceding and including the grant date.

     If Mr. Syron's employment is terminated (i) by the Company without "cause" or by Mr. Syron with "good reason", he will be entitled to: (A) an amount equal to: (1) his then current base salary for the remaining term of the agreement following the termination date, (2) a pro-rata bonus for the year in which the termination date occurs, and (3)

$720,000 (his annual incentive bonus target) for each year remaining in the term of the agreement following the termination date; and (B) medical and dental insurance benefits for a period of three years after the termination date; (ii) due to his disability, he will be entitled to: (A) disability benefits in accordance with the long-term disability ("LTD") program then in effect for senior executives of the Company; (B) his then current base salary through the end of the LTD elimination period; (C) a pro-rata bonus for the year in which the termination date occurs; and (D) medical and dental insurance benefits for a period of 24 months after the termination date; (iii) due to his death, his estate or his beneficiaries will be entitled to a pro-rata bonus for the year in which the termination date occurs; and (iv) due to the expiration of the then-current term, he will be entitled to medical and dental insurance benefits for a period of 12 months after the termination date.

     In addition, if Mr. Syron's employment is terminated due to his death or disability, by the Company without "cause", by Mr. Syron with "good reason", or due to the expiration of the then-current term of this agreement, (i) all stock options will become fully vested and all stock options granted prior to November 21, 2002 will remain exercisable until two years from the termination date (but in no event beyond the expiration date of the options) and all stock options granted on or after November 21, 2002 shall remain exercisable until three years from the termination date (but in no event beyond the expiration date of the options); and (ii) the transfer restrictions on all shares of restricted Common Stock and/or restricted Common Stock units granted to him will lapse. If Mr. Syron's employment is terminated by the Company for "cause" or by Mr. Syron without "good reason", (A) no further vesting of stock options shall occur and he shall have 90 days to exercise all vested and outstanding stock options (but in no event beyond the expiration date of the options); and (B) all shares of restricted Common Stock and/or restricted Common Stock units granted to him as to which transfer restrictions have not lapsed shall be forfeited.

     Under the following conditions, additional vesting rules apply to stock options and restricted stock awards granted by the Company to Mr. Syron. If Mr. Syron's employment continues after July 10, 2003, but is terminated by him without good reason prior to July 10, 2004, then the outstanding unvested stock options held by Mr. Syron that were granted after March 14, 2001 and before November 21, 2002 shall be 50% vested and the transfer restrictions with respect to 50% of the restricted Common Stock held by Mr. Syron shall lapse. Further, if Mr. Syron's employment continues to July 10, 2004, then the outstanding unvested stock options held by Mr. Syron that were granted after March 14, 2001 and before November 21, 2002 shall be fully vested and the transfer restrictions on restricted Common Stock held by Mr. Syron shall lapse.

     The amended and restated employment agreement provides that immediately prior to the consummation of a change in control, all options to purchase Common Stock held by Mr. Syron as of the date of the change in control shall become fully vested and immediately exercisable, and shares of Common Stock issued upon exercise of such stock options and all shares of restricted Common Stock held by Mr. Syron as of the date of the change in control will no longer be subject to the right of repurchase by the Company. In the event his employment is terminated after a change in control, he will be entitled to receive benefits under either the employment agreement or the executive retention agreement described above under the caption "Change in Control and Severance Agreements", but not both.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 28, 2002 with respect to the Common Stock that may be issued under its existing equity compensation plans. Reference is made to the footnotes to the table for additional detail with respect to the compensation plans.

------------------------------- --------------------------- ------------------------- -----------------------------------

                                           (a)                         (b)                            (c)
                                                                                        Number of securities remaining
                                 Number of securities to        Weighted average        available for future issuance
                                 be issued upon exercise       exercise price of       under equity compensation plans
                                 of outstanding options,      outstanding options,          (excluding securities
        Plan Category              warrants and rights        warrants and rights          reflected in column (a))
        -------------              -------------------        -------------------          ------------------------
------------------------------- --------------------------- ------------------------- -----------------------------------
Equity Compensation Plans
  Approved By Security Holders
                                     11,778,860(1)(2)                $19.42                      4,747,429(3)
------------------------------- --------------------------- ------------------------- -----------------------------------
Equity Compensation Plans Not
  Approved By Security
  Holders(4)(5)                         3,281,627                    $19.82                       297,000(3)
------------------------------- --------------------------- ------------------------- -----------------------------------

Total                                   15,060,487                                               5,044,429(3)
------------------------------- --------------------------- ------------------------- -----------------------------------

(1) Includes 311,845 restricted stock units granted to Messrs. Dekkers and Syron, the terms of which are described in "Employment Agreements with Messrs. Dekkers and Syron." Also includes 281,575 shares issuable under the Directors Deferred Compensation Plan for deferred directors fees accrued through December 28, 2002. An additional 582,663 shares are reserved under the Directors Deferred Compensation Plan and are included in column (c). Please see "Deferred Compensation Plan for Directors" for additional information regarding this plan.

(2) Column (a) does not include shares issuable under the Thermo Electron Corporation Employees Stock Purchase Plan (the "ESPP"), which has a remaining shareholder approved reserve of 816,542 shares. Under the ESPP, each eligible employee may purchase a limited number of shares of the Common Stock on the first trading day of each year at a purchase price equal to 85% of the lower of the fair market value of the Common Stock as of either the first trading day of the previous calendar year or the last trading day of the previous calendar year. The remaining shareholder approved reserve is included in column (c).

(3) These securities may be issued as restricted stock as well as being available for issuance upon the exercise of options, restricted stock units or other rights.

(4) Equity  compensation  plans not approved by the Company's  stockholders are:
(i) the Thermo Electron Corporation Employees Equity Incentive Plan under which 297,000 shares are available for future issuance; and (ii) the 2000 Employees Equity Incentive Plan under which no shares are available for future issuance. The material terms of the Thermo Electron Corporation Employees Equity Incentive Plan are described below.

(5) The information relating to equity compensation plans not approved by the Company's stockholders does not include options to purchase shares of the Company's formerly majority-owned subsidiaries which became options to purchase shares of the Company when the minority interests in those subsidiaries were repurchased by the Company during 1999 and 2000. All of the plans pursuant to which these options were granted have been frozen and no additional grants will be made. Options to purchase an aggregate of 7,812,448 shares at a weighted average exercise price of $19.52 per share are outstanding under these plans.

Thermo Electron Corporation Employees Equity Incentive Plan

     The Thermo Electron Corporation Employees Equity Incentive Plan (the "Employees Equity Plan") was adopted to secure for the Company and its stockholders the benefits arising from capital stock ownership by employees of and consultants to the Company. The Employees Equity Incentive Plan is administered by the Company's Board of Directors or a committee thereof, which has the full authority, among other things, to (i) select the persons to whom awards will be granted, (ii) determine the terms and conditions of the awards, and (iii) amend or terminate the plan. Under the Employees Equity Plan, 3,488,867 shares were originally reserved for issuance. Participants may receive non-statutory stock options, restricted stock awards, deferred stock awards (also known as restricted stock units) and performance awards (which may consist of stock and/or cash). The exercise price of stock options granted may not be less than 85% of the fair market value of the Company's shares on the date of the grant. The plan also provides for acceleration of the vesting provisions of an award in the event of a "Change in Control" as the term is defined in the plan.


                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

     The Human Resources Committee, which is composed entirely of outside directors, has overall responsibility for establishing and administering the Company's policies and programs that govern annual cash, long-term incentive and other executive compensation. The compensation program established by the Human Resources Committee for its officers, including its executive officers, is designed to reward and motivate officers in achieving long-term value for the Company's stockholders and other business objectives, to attract, motivate and retain dedicated, talented individuals to accomplish the Company's objectives, to recognize individual, business unit and Company performance, to reward behavior consistent with the Company's values, and to encourage stock ownership by officers in order to link financial interests of the Company's officers with its stockholders.

     The Committee evaluates the competitiveness of its compensation policies and programs through the use of market surveys and competitive analyses prepared by its outside compensation consultants. Internal fairness of compensation within the Company is also an important element of the Human Resources Committee's compensation philosophy. As such, the Committee evaluates individual executive compensation through the use of compensation comparisons with other officers of the Company who have similar levels of responsibility.

Components of Executive Compensation

     The compensation program of the Company for its officers consists of annual cash and long-term incentive compensation. Annual cash compensation is composed of base salary and annual, performance-based incentive awards. Long-term incentive compensation consists of stock-based awards such as stock options and restricted stock. The process for determining the components of officer compensation is described below. After considering the applicable factors for each component of officer compensation with respect to each officer (other than himself and the executive chairman), the chief executive officer makes recommendations to the Human Resources Committee regarding such officer's compensation package. The Human Resources Committee then evaluates such recommendations and makes a determination of each component of such officer's compensation.

Annual Cash Compensation

     Base Salary

     Generally, officer base salaries are adjusted to reflect competitive salary levels or other considerations, such as industry trends or internal fairness within the Company. The base salary is intended to be competitive with that of similar positions at organizations that are of comparable size and complexity as the Company.

     Annual, Performance-Based, Incentive Cash Awards

     The target incentive cash award amount, which is a percentage of the base salary, is determined by the Committee based on the salary level and position of the officer within the Company. The amount of annual, performance-based, incentive cash compensation actually awarded to an officer from year-to-year varies with the performance of the officer and the Company as a whole. Officer performance is evaluated by using (1) financial measures of corporate performance and (2) a subjective evaluation of the officer's qualitative contribution to the achievement of the Company's objectives and values as well as the officer's achievement of individual objectives and leadership performance.

     For fiscal 2002, the financial measures established by the Human Resources Committee were revenues, earnings before interest, taxes and amortization ("EBITA"), free cash flow and productivity. The financial measures assess financial performance of the Company relative to the internal operating plan of the Company for the fiscal year. For each of the financial measures, a range of amounts set forth in the operating plan corresponds with a multiplier ranging from 0 to 2. The actual incentive cash award amount attributable to that financial measure is a designated portion of the target amount multiplied by the multiplier corresponding to the actual financial performance. The sum of these actual amounts for all officers is pooled with an amount representing a subjective evaluation of the officer group as a whole. This bonus pool is then allocated by the Human Resources Committee among the officers.

     The Company paid annual incentive awards to each officer (including its chief executive officer, whose annual performance-based incentive award is discussed below under the caption "2002 CEO Compensation"), for fiscal 2002. The Human Resources Committee considered the following with respect to fiscal 2002 financial performance: (1) the improvement in earnings per share in 2002, (2) the Company's stock price outperformed many of its peers in 2002, and (3) the impact the weakened economy had on the financial performance of the Company, which contributed to its falling short of the financial measures for reaching the target amount of incentive cash awards. In light of the foregoing, the Human Resources Committee gave an approximately equal weight to the financial measures and its subjective evaluation of the officer's contribution to the achievement of the Company's objectives and values as well as the officer's achievement of individual annual objectives and leadership performance for fiscal 2002.

Long-Term Incentive Compensation

     The Human Resources Committee and management believe that the inclusion of long-term incentive compensation, which consists of stock-based awards such as stock options and restricted stock, in the Company's compensation program accomplishes many objectives. The award of stock-based compensation to its executives and other key employees encourages equity ownership in the Company, which aligns their interests to the interests of all the stockholders and results in executive compensation being closely linked to the Company's stock performance.

     In determining the appropriate award of stock compensation, the prevailing compensation practices of competitive companies and competitive market data for the position and salary level of each officer are considered. Awards are reviewed annually and additional awards may be made periodically as deemed appropriate by the Human Resources Committee. The Human Resources Committee uses a modified Black-Scholes option pricing model to determine the value of an option award.

     Stock options granted to officers in November 2002 include a vesting schedule that does not commence until the third anniversary of the grant date. This vesting schedule was selected as a long-term retention measure. These grants were intended to be made in lieu of annual grants to such officers in fiscal years 2003 and 2004.

Stock Ownership Policy

     The Human Resources Committee has established a stock holding policy for the chief executive officer of the Company that requires him to own a multiple of his compensation in shares of the Company's Common Stock. The multiple is one times his annual base salary and target annual incentive compensation for the fiscal year in which he achieves compliance. The chief executive officer has three years from the date of his appointment to achieve this ownership level.

Policy on Deductibility of Compensation

     The Human  Resources  Committee  has also  considered  the  application  of
Section 162(m) of the U.S. Internal Revenue Code (the "Code") to the Company's compensation practices. Section 162(m) limits the tax deduction available to public companies for annual compensation that is paid to named executive officers in excess of $1,000,000, unless the compensation qualified as "performance-based" or is otherwise exempt from Section 162(m).

     The Human Resources Committee considers the potential effect of Section 162(m) in designing its compensation program, but reserves the right to use its independent judgment to approve nondeductible compensation, while taking into account the financial effects such action may have on the Company. The Company's compensation plans in which its named executive officers may receive stock options qualify for the deduction. The Human Resources Committee has recently adopted modifications to its cash compensation program that would avail the Company of the deduction for annual bonuses, if these changes are approved by the stockholders at this meeting. See "Proposal 2. Proposal to Approve the Company's Annual Incentive Award Plan".

2002 CEO Compensation

     The Human Resources Committee determines the compensation for the Company's chief executive officer based on the same considerations described above for other officers. The determinations of the Human Resources Committee as to the compensation of the chief executive officer are subject to review by the entire Board of Directors. The Board of Directors concurred in the decisions of the Human Resources Committee with respect to 2002 chief executive officer compensation.

     On November 21, 2002, Marijn E. Dekkers, previously president and chief operating officer, was appointed chief executive officer, and Richard F. Syron, previously chief executive officer, was appointed executive chairman. Both individuals had employment agreements prior to this transition that provided for minimum cash compensation and the annual award of stock options and, in Mr. Syron's case, restricted stock. Such employment agreements were amended and restated as of November 21, 2002. Pursuant to the terms of the original employment agreements and the amended and restated employment agreements, as applicable, in fiscal 2002 (i) Mr. Dekkers was awarded 100,000 restricted Common Stock units and options to purchase 980,000 shares of Common Stock; and (ii) Mr. Syron was awarded 222,768 shares of restricted Common Stock and restricted Common Stock units and options to purchase 780,000 shares of Common Stock. See "Executive Compensation - Employment Agreements with Messrs. Dekkers and Syron" for descriptions of those agreements.

     The annual, performance-based, incentive cash bonuses of Messrs. Dekkers and Syron for fiscal 2002 were determined by the Human Resources Committee based on the same considerations described above for other officers. A portion of Mr. Dekkers' bonus was based on his service as chief operating officer and the balance on his role as the new chief executive officer.

                           Mr. Jim P. Manzi (Chairman)
                               Mr. Peter O. Crisp
                              Mr. Robert W. O'Leary


                             AUDIT COMMITTEE REPORT

     The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process.

     As set forth in the Audit Committee's charter, attached as Appendix A to this proxy statement, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and the responsibilities of the Audit Committee are not designed to supersede or alter those responsibilities of management or the independent accountants.

     The Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent".

     In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 28, 2002, with management and the Company's independent accountants, PricewaterhouseCoopers LLP ("PwC"). The Audit Committee has also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has received from PwC the letter and written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with PwC the auditors' independence. The Audit Committee has considered whether the provision of tax and other non-audit services by PwC is compatible with maintaining the auditors' independence.

     Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee's charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 28, 2002 filed with the Securities and Exchange Commission.

                         Mr. Robert A. McCabe (Chairman)
                                Mr. Jim P. Manzi
                              Ms. Elaine S. Ullian


                          COMPARATIVE PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph presentation comparing cumulative, five-year stockholder returns for the Company's Common Stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has compared its performance with the Standard & Poor's 500 Index and the Standard & Poor's 500 Electronic Equipment & Instruments Index.

     Standard & Poor's discontinued its High Technology Index that the Company used for a comparison index in its proxy statement for fiscal year 2001. That index consisted of ADC Telecommunications, Inc., Adobe Systems Incorporated, Advanced Micro Devices, Inc., Agilent Technologies Inc., Altera Corporation, Analog Devices, Inc., Andrew Corporation, Apple Computer, Inc., Applied Materials, Inc., Applied Micro Circuits Corporation, Autodesk, Inc., Automatic Data Processing Inc., Avaya Inc., BMC Software, Inc., Broadcom Corporation, CIENA Corporation, Cisco Systems, Inc., Citrix Systems, Inc., Compaq Computer Corporation, Computer Associates International, Inc., Computer Sciences
Corporation, Compuware Corporation, Comverse Technology, Inc., Concord EFS, Inc., Conexant Systems, Inc., Corning Incorporated, Dell Computer Corporation, Eastman Kodak Company, Electronic Data Systems Corporation, EMC Corporation,
Equifax Incorporated, First Data Corporation, Fiserv, Inc., Gateway, Inc., Hewlett-Packard Company, Intel Corporation, International Business Machines Corporation, Intuit Inc., JDS Uniphase Corporation, KLA-Tencor Corporation, Lexmark International, Inc., Linear Technology Corporation, LSI Logic Corporation, Lucent Technologies Inc., Maxim Integrated Products, Inc., Mercury Interactive Corporation, Micron Technology, Inc., Microsoft Corporation, Motorola, Inc., National Semiconductor Corporation, NCR Corporation, Network Appliance, Inc., Nortel Networks Corporation, Novell, Inc., Novellus Systems, Inc., NVIDIA Corporation, Oracle Corporation, Palm, Inc., Parametric Technology Corporation, Paychex, Inc., PeopleSoft, Inc., PerkinElmer, Inc., PMC-Sierra, Inc., QLogic Corporation, QUALCOMM, Inc., Raytheon Company, Sabre Holdings Corp., Sapient Corporation, Scientific-Atlanta, Inc., Siebel Systems, Inc., Sun Microsystems, Inc., Tektronix, Inc., Tellabs, Inc., Teradyne, Inc., Texas Instruments Inc., Unisys Corporation, Veritas Software Corporation, Vitesse Semiconductor Corporation, W.W. Grainger, Inc., Xerox Corporation, Xilinx, Inc., and Yahoo! Inc.

     The Standard & Poor's 500 Electronic Equipment & Instruments Index consists of Agilent Technologies Inc., Jabil Circuit, Inc., Millipore Corporation, Molex, Inc., PerkinElmer, Inc., Sanmina-SCI Corporation, Solectron Corporation, Symbol Technologies, Inc., Tektronix, Inc., Thermo Electron Corporation, and Waters Corporation.

       Comparison of Total Return Among Thermo Electron Corporation (TMO),
                  the Standard & Poor's 500 Index (S&P 500) and
       the Standard & Poor's 500 Electronic Equipment & Instruments Index
                  (S&P 500 Electronic Equipment & Instruments)


                                    [GRAPH]


----------------------------------------------------------------------------------------------------------------------
                                       01/02/98      12/31/98     12/31/99     12/29/00      12/28/01     12/28/02

----------------------------------------------------------------------------------------------------------------------
TMO                                       100         39.22        34.73         68.89        63.48         53.64
----------------------------------------------------------------------------------------------------------------------
S&P 500                                   100         127.97       154.90       140.79        126.52        96.97
----------------------------------------------------------------------------------------------------------------------
S&P 500 Electronic Equipment &            100         115.82       239.39       198.32        102.71        48.21
Instruments
----------------------------------------------------------------------------------------------------------------------


     The total return for the Company's Common Stock, the Standard & Poor's 500 and the Standard & Poor's 500 Electronic Equipment & Instruments assumes the reinvestment of dividends. The Company's Common Stock is traded on the NYSE under the ticker symbol "TMO". In August and November 2001, the Company spun off to its shareholders its Kadant Inc. and Viasys Healthcare Inc. subsidiaries, respectively. For purposes of the above table, the Kadant and Viasys shares distributed to the Company's stockholders are treated as nontaxable cash dividends that would have been reinvested in additional shares of Common Stock of the Company in August and November 2001, respectively.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company retained PricewaterhouseCoopers LLP ("PwC") as its independent accountants for the audit of the Company's financial statements for the fiscal year ended December 28, 2002 and intends to retain PwC for the fiscal year ending December 31, 2003. Representatives of PwC are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

Change in Independent Public Accountants

     On June 21, 2002, the Audit Committee decided to no longer engage Arthur Andersen LLP ("Arthur Andersen") as the Company's independent accountants and engaged PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the audit of the fiscal year ended December 28, 2002.

     Arthur Andersen's reports on the Company's consolidated financial statements for fiscal years 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph concerning the adoption of Staff Accounting

Bulletin No. 101, "Revenue Recognition in Financial Statements", and Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities". During fiscal years 2000 and 2001 and through June 21, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Anderson's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     During fiscal years 2000 and 2001 and through June 21 2002, the Company did not consult PwC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit and Other Fees

     During fiscal 2002, the Company retained PwC to provide services in the following categories and amounts:

     Audit Fees

     PwC billed the Company an aggregate of $1,574,180 in fees for professional services rendered in connection with the audit of the financial statements of the Company for the most recent fiscal year and reviews of the financial statements included in each of the Quarterly Reports on Form 10-Q of the Company during the fiscal year ended December 28, 2002.

     Financial Information Systems Design and Implementation Fees

     PwC did not provide any professional services to the Company for the fiscal year ended December 28, 2002 in connection with the design and implementation of financial information systems.

     All Other Fees

     PwC billed the Company an aggregate of $354,764 in fees for other services rendered to the Company for the fiscal year ended December 28, 2002, primarily in connection with tax consulting related to the reorganization of international subsidiaries, advice on technical accounting matters and statutory audits.


                                  -PROPOSAL 2-

          PROPOSAL TO APPROVE THE COMPANY'S ANNUAL INCENTIVE AWARD PLAN

     Effective January 1, 2003, the Human Resources Committee of the Board of Directors has established, subject to stockholder approval, the Thermo Electron Corporation 2003 Annual Incentive Award Plan (the "Plan"). Under the Plan, executive officers designated by the Human Resources Committee may receive annual cash incentive compensation determined by pre-established performance goals. The Plan was adopted to ensure the tax deductibility of the annual bonus that may be earned by executive officers of the Company. The U.S. Internal Revenue Code generally does not allow publicly-held companies to obtain tax deductions for compensation of more than $1,000,000 paid in any year to any of their five most highly paid executive officers unless such payments are made under qualifying "performance-based" compensation plans as defined in the tax laws. One of the requirements for compensation to be performance-based within the meaning of those laws is that the Company must obtain stockholder approval every five years of the material terms of performance goals for such compensation. The material terms that the stockholders approve constitute the framework within which the Human Resources Committee would set actual performance goals. The Company believes that, if the Plan is approved by the stockholders, compensation paid in accordance with the Plan will qualify as performance-based compensation under the Internal Revenue Code.

     The following is a summary of the proposed features of the Plan, which is qualified in its entirety by reference to the Plan, a copy of which is annexed to this proxy statement as Appendix B.

General Description of the Plan

     The Human Resources Committee shall no later than the 90th day of each year: (i) select executive officers eligible to participate in the Plan for that year ("Eligible Employees"); (ii) determine the Performance Goals (defined below) that must be achieved in order for awards to be paid under the Plan; and
(iii) determine the total amount which may be available for payout to Eligible Employees based upon the relative level of attainment of the selected

Performance Goals. Following the close of each year, the Human Resources Committee will determine whether the Performance Goals were achieved and, based on the level of achievement, the total amount available for payout. In its sole discretion, the Human Resources Committee may reduce the size or eliminate the total amount available for payment and determine the share, if any, of the available amount to be paid to each Eligible Employee. The maximum payment to any Eligible Employee under the Plan for any year will in no event exceed $3,000,000.

     For purposes of the Plan, "Performance Goals" means one or more of the following: (i) earnings per share, (ii) return on average equity in relation to a peer group of companies designated by the Company (the "Peer Group"), (iii) return on average assets in relation to the Peer Group, or (iv) such other performance goals as may be established by the Human Resources Committee which may be based on earnings, earnings growth, earnings before interest, taxes and amortization (EBITA), operating income, operating margins, revenues, expenses, stock price, market share, charge-offs, reductions in non-performing assets, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, net cash provided from continuing operations, stock price appreciation, total stockholder return, cost control, strategic initiatives, market share, pre- or after-tax income, or any other objective goals established by the Human Resources Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such Performance Goals may be (i) particular to a line of business, division or other unit or may be based on the performance of the Company generally or (ii) applied by excluding the impact of charges for restructuring, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles.

     The group of employees whose bonus compensation would be subject to the Performance Goals selected by the Human Resources Committee would consist of all of the Company's executive officers, as defined in Securities Exchange and Commission ("SEC") rules. Currently, the Company has eight executive officers. The executive officers are listed annually in the Company's Form 10-K filed with the SEC. Although the Internal Revenue Code only limits deductibility for compensation paid to the five most highly paid executive officers, the selected Performance Goals may be applied to all executive officers in the event that one or more of them should become one of the five most highly compensated during the five-year period covered by this proposal.

     The amounts of any awards that may be payable to Eligible Employees under the Plan in future years cannot currently be determined. In addition, since awards are based upon Performance Goals, which are tied to a specific year, the amounts that the Eligible Employees would have received for 2002 if the Plan had been in effect are also not determinable. If approved by the stockholders, this proposal would not limit the Company's right to award or pay other forms of compensation (including, but not limited to, salary or stock-based awards) to the Company's executive officers, regardless of whether or not the Performance Goals for annual bonuses are achieved in any year, and whether or not payment of such other forms of compensation would be tax deductible.

Amendment and Termination

         The Human Resources Committee may at any time terminate, in whole or in part, or from time to time amend, the Plan; provided, however, that neither termination nor amendment of the Plan after the end of a year may adversely affect the rights of Eligible Employees with respect to their bonus awards for that year. Any amendment to the Plan shall be approved by the Company's stockholders if required by Section 162(m) of the Internal Revenue Code.

Administration

     The Plan shall be administered by a committee designated by the Board of Directors consisting solely of two or more members of the Board of Directors each of whom is an "outside director" within the meaning of Section 162(m) of the Code. The Human Resources Committee has been designated by the Board for this purpose. The Human Resources Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Human Resources Committee pursuant to its authority under the Plan shall be conclusive and binding.

Certain Federal Income Tax Consequences

     The following summarizes the operation of Section 162(m) of the Internal Revenue Code but does not purport to describe all tax consequences of the Plan.
Section 162(m) of the Internal Revenue Code denies a federal income tax deduction for certain compensation in excess of $1,000,000 per year paid to the chief executive officer and the four other most highly paid executive officers of a publicly traded corporation. Certain types of compensation, including compensation based on performance goals, are excluded from this deduction limit. In order for compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more performance goals; (ii) the performance goals must be established by a committee consisting solely of two or more outside directors; (iii) the material terms under which the compensation is to be paid, including the performance goals, must be disclosed to and approved by stockholders in a separate vote prior to payment; and (iv) prior to payment, the committee must certify that the performance goals and any other material terms were in fact satisfied. The Company believes that, if the Plan is approved by the stockholders, any compensation paid in accordance with the Plan will qualify as performance-based compensation under the Internal Revenue Code.

       The Board of Directors recommends a vote FOR approval of the Plan.



                                  -PROPOSAL 3-

                              STOCKHOLDER PROPOSAL

     The Sheet Metal Workers' National Pension Fund, Edward F. Carlough Plaza, 601 North Fairfax Street, Suite 500, Alexandria, VA 22314-2705, a holder of 3,600 shares of Common Stock, has submitted the following resolution for adoption at the 2003 Annual Meeting of Stockholders:

     "RESOLVED, that the shareholders of Thermo Electron ("Company") hereby request that the Company's Board of Directors establish a policy of expensing in the Company's annual income statement the costs of all future stock options issued by the Company."

Supporting Statement for Stockholder Proposal

     Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Most companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company's operational earnings.

     Stock options are an important component of our Company's executive compensation program. Options have replaced salary and bonuses as the most significant element of executive pay packages at numerous companies. The lack of options expensing can promote excessive use of options in a company's compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

     A recent report issued by Standard & Poor's indicated that the expensing of stock option grant costs would have lowered operational earnings at companies by as much as 10%. "The failure to expense stock option grants has introduced a significant distortion in reported earnings," stated Federal Reserve Board Chairman Alan Greenspan. "Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company's worth." Globe and Mail, "Expensing Options Is a Bandwagon Worth Joining," Aug. 16, 2002.

     Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002:

          There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it's justified.

          For many years, I've had little confidence in the earnings numbers reported by most corporations. I'm not talking about Enron and WorldCom - examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings . . .

          Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all C.E.O.'s have told their shareholders that options are cost-free .
          . .

          When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don't belong in the earnings statement, where in the world do they belong?

     Many companies have responded to investors' concerns about their failure to expense stock options. In recent months, more than 100 companies, including such prominent ones as Coca Cola, Washington Post, and General Electric, have decided to expense stock options to provide their shareholders more accurate financial statements. Our Company has yet to act. We urge your support.

Statement in Opposition to Stockholder Proposal

     Thermo Electron views the use of stock options as a valuable tool for recruiting and retaining top management talent, and we believe that we have used this tool with prudence and moderation. We acknowledge the view of some shareholders that financial statements should reflect a cost associated with the issuance of stock options. While we understand this view, we believe that such an important accounting principle should be applied consistently among all companies to ensure equitable comparability. Currently, we disclose in the Notes to the Company's Consolidated Financial Statements contained in our Form 10-K our results on a pro forma basis as if we had recorded the cost of stock options as an expense. Such disclosure is required by Statement of Financial Accounting Standard No. 123 ("SFAS No. 123"). This cost, calculated in accordance with the fair value method prescribed by SFAS No. 123, is determined based on the fair value of the option at the date of grant.

     Although the issue of expensing stock options has attracted significant interest from accounting and investment communities, there is no rule requiring all companies to expense stock options, no standard applicable to all companies by which stock options are required to be valued, and no consensus has emerged on the appropriate method for measuring the true cost of stock options to the Company. Our experience using the Black-Scholes option valuation formula suggests that it is an imprecise tool for these purposes.

     At this time, we believe the Company may be placed at a relative disadvantage if we were required to expense the cost of stock options while this accounting treatment has not been standardized, widely adopted, and required of our peers. Thermo Electron does and will continue to comply with all SEC and Financial Accounting Standards Board (FASB) requirements and apply appropriate option valuation methods consistent with sound accounting and industry practices. While several major U.S. companies have announced plans to change their method of accounting for employee stock options to the fair value method and reflect an estimated value of such stock options as an expense on their income statements, it is still unclear if this practice will become standard and whether it will become widely adopted, including by our peers. We believe that bearing the cost of options in our financial statements today would depress our earnings relative to those of our peer group companies who have not expensed the cost of stock options and result in Thermo Electron indirectly being penalized for continuing to use stock options as part of our compensation package. Alternatively, it could cause the Company to reduce our use of stock options due to such potential inequitable comparisons, which would likely make it more difficult to attract and retain key employees. Ultimately, either result could make the Company a less attractive investment and harm our shareholders.

     Thermo Electron believes the proper method for accounting for options is a matter best left to the SEC and FASB, and those organizations should adopt standards applicable to all companies. We do not believe our shareholders would benefit by having the Company adopt a practice that is not standardized and may not become widely used, that will depress our earnings relative to those of our peer group companies, and that will place us at a disadvantage in recruiting and retaining key executives.

     The Board of Directors recommends a vote AGAINST the stockholder proposal. Proxies solicited by the Board of Directors will be voted AGAINST the proposal unless stockholders otherwise specify to the contrary on their proxy.

                                  OTHER ACTION

     Management is not aware at this time of any other matters that will be presented for action at the meeting. Should any such matters be presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of such proxy holders.


                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be included in the proxy statement and proxy card relating to the 2004 Annual Meeting of the Stockholders of the Company and to be presented at such meeting must be received by the Company for inclusion in the proxy statement and proxy card no later than December 11, 2003. In addition, the Company's Bylaws include an advance notice provision that requires stockholders desiring to bring proposals before an annual meeting (which proposals are not to be included in the Company's proxy statement and thus are submitted outside the processes of Rule 14a-8 under the Exchange Act) to do so in accordance with the terms of such advance notice provision. The advance notice provision requires that, among other things, stockholders give timely written notice to the Secretary of the Company regarding their proposals. To be timely, notices must be delivered to the Secretary at the principal executive offices of the Company not less than 60, nor more than 75, days prior to the first anniversary of the date on which the Company mailed its proxy materials for the preceding year's annual meeting of stockholders. Accordingly, a stockholder who intends to present a proposal at the 2004 Annual Meeting of Stockholders without inclusion of the proposal in the Company's proxy materials must provide written notice of such proposal to the Secretary no earlier than January 26, 2004 and no later than February 9, 2004. Proposals received at any other time will not be voted on at the meeting. If a stockholder makes a timely notification, the proxies that management solicits for the meeting may still exercise discretionary voting authority with respect to the stockholder's proposal under circumstances consistent with the proxy rules of the Securities and Exchange Commission.


                             SOLICITATION STATEMENT

     The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily by mail, but regular employees of the Company may solicit proxies personally or by telephone, facsimile transmission or telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Company will reimburse such parties for their reasonable charges and expenses in connection therewith.

Waltham, Massachusetts
April 9, 2003

                                                                      APPENDIX A




                           Thermo Electron Corporation

                             Audit Committee Charter

Organization

The Committee shall consist of only independent Directors as defined by the relevant stock exchange listing authority for the Company's equity securities. The Chairman of the Committee shall be chosen from among the members. Each member of the Committee shall be financially literate or must become financially literate within a reasonable period of time after his or her appointment to the Committee, and at least one member of the Committee must have accounting or related financial management expertise as the foregoing qualifications are interpreted by the Board of Directors ("Board") in its business judgment. The number of Directors serving on the Committee shall be determined by the Board of Directors, and from and after June 14, 2001, the Committee shall consist of at least three Directors.

Statement of Policy

The Committee shall, through regular or special meetings with management, the Company's internal auditor and the Company's independent auditor, provide oversight on matters relating to accounting, financial reporting, internal control, auditing and other matters as the Board or the Committee Chairman deems appropriate.

Responsibilities

The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors. The financial management and the independent auditors of the Company have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

In carrying out its oversight responsibilities, the Committee shall perform the following functions:

Oversight of Independent Auditors.

In the course of its oversight of the independent auditors as provided under this Charter, the Committee will be guided by the premise that the independent auditor is ultimately accountable to the Board and the Committee.

1. The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor.

2.   The Committee shall:

     (i) receive from the independent auditors annually, a formal written statement delineating the relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1;

     (ii) discuss with the independent auditors the scope of any such disclosed relationships and their impact or potential impact on the independent auditor's independence and objectivity; and

     (iii)recommend that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence.

3. The Committee shall review the original proposed scope of the annual independent audit of the Company's financial statements and the associated fees, as well as any significant variations in the actual scope of the independent audit and the associated fees.

4. The Committee shall review the independent auditors' report relating to reportable conditions in the internal control structure and financial reporting practices.

Oversight of Internal Auditors.

The Committee shall review and discuss with management and the independent auditors:

     1.   The  quality  and  adequacy  of  the  Company's  internal   accounting
          controls.

     2. Organization of the internal audit department, the adequacy of its resources and the competence of the internal audit staff.

     3. The audit risk assessment process and the proposed scope of the internal audit department for the upcoming year and the coordination of that scope with independent auditors.

     4. Results of the internal auditors examination of internal controls including summaries of inadequate reports issued and/or management improprieties together with management's response thereto.

Oversight of Management's Conduct of the Company's Financial Reporting Process.

     1. Audited Financial Statements. The Committee shall review and discuss with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareowners if distributed prior to the filing of Form 10-K) and review and consider with the independent auditors the matters required to be discussed by the applicable Statement of Auditing Standards ("SAS"). Based on these discussions, the Committee will advise the board of directors whether it recommends that the audited financial statements be included in the Annual Report on Form 10-K (or the Annual Report to Shareholders).

     2. Interim Financial Statements. The Committee, through its Chairman or the Committee as a whole, will review with management and the independent auditors, prior to the filing thereof, the Company's interim financial results to be included in the Company's quarterly reports on Form 10-Q and the matters required to be discussed by the applicable SAS.

     3.   Financial Reporting Practices. The Committee shall review:

          (i) Significant changes in the Company's accounting policies and practices and significant judgments that may affect the financial results.

          (ii) The  nature  of  any  unusual  or   significant   commitments  or
               contingent liabilities together with the underlying assumptions and estimates of management.

          (iii)The  effect  of  changes  on   accounting   standards   that  may
               materially affect the Company's financial reporting practices.

          (iv) Litigation or other legal matters that could have a significant impact on the Company's financial results.

Oversight and Review of Charter.

The Committee shall review and monitor, as appropriate, the adequacy of this Charter, which shall be reviewed by the Committee on an annual basis. The Committee will recommend to the Board any modifications to this Charter, which the Committee deems appropriate, for approval by the Board.

                                                                      APPENDIX B

                           THERMO ELECTRON CORPORATION
                        2003 ANNUAL INCENTIVE AWARD PLAN


I.   General Purpose of Plan

The Thermo Electron Corporation 2003 Annual Incentive Award Plan is designed to assist the Corporation and its Subsidiaries in attracting, retaining and providing incentives to Eligible Employees and to promote the identification of their interests with those of the Corporation's shareholders by providing for the payment of Incentive Awards subject to the achievement of specified Performance Goals.

II.  Definitions

     Terms not otherwise defined herein shall have the following meanings:

     A. "Award Period" means the calendar year, except to the extent the Committee determines otherwise.

     B. "Board" means the Board of Directors of the Corporation.

     C. "Code" means the Internal Revenue Code of 1986, as amended.

     D. "Committee" means the Human Resources Committee of the Board, or any other committee appointed by the Board to administer the Plan.

     E. "Corporation" means Thermo Electron Corporation, a Delaware corporation. and its successors and assigns and any corporation which shall acquire substantially all of its assets.

     F.  "Covered  Employee"  means a "covered  employee"  within the meaning of
Section 162(m) of the Code.

     G. "Eligible Employee" means an employee described in Section IV hereof.

     H. "Incentive Award" means a contingent award made to a Participant that, subject to Section V hereof, entitles the Participant to cash payment to reflect the relative level of attainment of Performance Goals established by the Committee for an Award Period and such other factors as the Committee may determine.

     I. "Participant" means any Eligible Employee who receives an Incentive Award under the Plan for an Award Period.

     J. "Performance Goals" means (a) earnings per share, (b) return on average equity in relation to a peer group of companies designated by the Corporation (the "Peer Group"), (c) return on average assets in relation to the Peer Group, or (d) such other performance goals as may be established by the Committee which may be based on earnings, earnings growth, earnings before interest, taxes, and amortization (EBITA), operating income, operating margins, revenues, expenses, stock price, market share, charge-offs, reductions in non-performing assets, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, net cash provided from continuing operations, stock price appreciation, total shareholder return, cost control, strategic initiatives, market share, pre- or after-tax income, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to a Participant or the division, department, branch, line of business, Subsidiary or other unit in which the Participant works, or may be based on the performance of the Corporation generally, and may cover such period as may be specified by the Committee. Such Performance Goals may be applied by excluding the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles.

     K. "Plan" means the Thermo Electron Corporation 2003 Annual Incentive Award Plan.

     L. "Subsidiary" means a corporation of which at least 50% of the total combined voting power of all classes of stock is owned by the Corporation, either directly or through one or more other Subsidiaries.

III. Administration

The Plan shall be administered by the Committee. The Committee shall have plenary authority, in its discretion, to determine the terms of all Incentive Awards, including, without limitation, the Eligible Employees to whom, and the time or times at which, Incentive Awards are made, the Award Period to which each Incentive Award shall relate, the actual dollar amount to be paid pursuant to an Incentive Award, the Performance Goals to which payment of Incentive Awards will be subject, and when payments pursuant to Incentive Awards shall be made (which payments may, without limitation, be made during or after an Award Period on a deferred basis or in installments). In making such determinations, the Committee may take into account the nature of the services rendered by the respective Eligible Employees, their present and potential contributions to the success of the Corporation and its Subsidiaries, and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Committee pursuant to its authority under the Plan shall be conclusive and binding.

IV. Eligibility

Incentive Awards may be granted only to executive officers of the Corporation or a Subsidiary.


V. Incentive Awards; Terms of Awards; Payment

     A. The Committee shall, in its sole discretion, determine which Eligible Employees shall receive Incentive Awards. For each Award Period with respect to which the Committee determines to make Incentive Awards, the Committee shall by resolution establish one or more Performance Goals applicable to such Incentive Awards and the other terms and conditions of the Incentive Awards. Such Performance Goals and other terms and conditions shall be established by the Committee in its sole discretion as it shall deem appropriate and in the best interests of the Corporation and shall be established (1) within 90 days after the first day of the Award Period and (2) before 25% of the Award Period has elapsed.

     B. After the end of each Award Period for which the Committee has granted Incentive Awards, the Committee shall determine the extent to which the Performance Goals established by the Committee for the Award Period have been achieved and shall authorize the Corporation to make Incentive Award payments to Participants in accordance with the terms of the Incentive Awards. In no event shall the amount paid to a Participant in accordance with the terms of an Incentive Award by reason of Performance Goal achievement exceed $3,000,000 in any calendar year. Unless otherwise determined by the Committee, no Incentive Award payments shall be made to a Participant unless the Participant is employed by the Corporation or a Subsidiary as of the date of payment.

     C. The Committee may at any time, in its sole discretion, cancel an Incentive Award or eliminate or reduce (but not increase) the amount payable pursuant to the terms of an Incentive Award without the consent of a Participant.

     D. Incentive Award payments shall be subject to applicable federal, state and local withholding taxes and other applicable withholding in accordance with the Corporation's payroll practices as from time-to-time in effect.

     E. The Committee shall have the power to impose such other restrictions on Incentive Awards as it may deem necessary or appropriate to ensure that such Incentive Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

VI. Transferability

Incentive Awards shall not be subject to the claims of creditors and may not be assigned, alienated, transferred or encumbered in any way other than by will or pursuant to the laws of descent and distribution.

VII. Termination or Amendment

The Committee may amend, modify or terminate the Plan in any respect at any time without the consent of Participants, provided that (a) no amendment or termination of the Plan after the end of an Award Period may adversely affect the rights of Participants with respect to their Incentive Awards for that Award Period, and (b) no amendment which would require shareholder approval under
Section 162(m) of the Code may be effected without such shareholder approval.

VIII. Effectiveness of Plan and Awards

The Plan and Incentive Awards granted hereunder shall be void ab initio unless the Plan is approved by a vote of the Corporation's shareholders at the first shareholders' meeting of the Corporation following adoption of the Plan by the Committee.

IX. Effective Date; Term of the Plan

The Plan shall be effective as of January 1, 2003. Unless sooner terminated by the Committee pursuant to Section 7, to the extent necessary to ensure that Incentive Award payments made to Covered Employees may be deductible for federal income tax purposes, the Plan shall terminate as of the date of the first meeting of the Corporation's shareholders occurring during 2008, unless the term of the Plan is extended and reapproved at such shareholders' meeting. No Incentive Awards may be awarded under the Plan after its termination. Termination of the Plan shall not affect any Incentive Awards outstanding on the date of termination and such awards shall continue to be subject to the terms of the Plan notwithstanding its termination.

X. General Provisions

     A. The establishment of the Plan shall not confer upon any Eligible Employee any legal or equitable right against the Corporation or any Subsidiary, except as expressly provided in the Plan.

     B. The Plan does not constitute an inducement or consideration for the employment of any Eligible Employee, nor is it a contract between the Corporation, or any Subsidiary and any Eligible Employee. Participation in the Plan shall not give an Eligible Employee any right to be retained in the employ of the Corporation or any Subsidiary.

     C. Nothing contained in this Plan shall prevent the Committee from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

     D. The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware.

                           THERMO ELECTRON CORPORATION
         PROXY FOR ANNUAL MEETNG OF STOCKHOLDERS TO BE HELD MAY 14,2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Marijn E. Dekkers, Richard F. Syron, and Theo Melas-Kyriazi, and each of them, proxies of the undersigned, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Thermo Electron Corporation held of record by the undersigned on March 28, 2003, at the Annual Meeting of the Stockholders to be held at the InterContinental The Barclay New York, 111 East 48th Street, New York, New York, on Wednesday, May 14, 2003, at 2:00 p.m., and at any adjournments thereof, as set forth on the reverse side hereof, and in their discretion upon any other business that may properly come before the meeting.

     The Proxy will be voted as specified, or if no choice is specified, FOR the election of the nominees for director, FOR proposal 2, AGAINST proposal 3, if presented at the meeting, and as said proxies deem advisable on such other matters as may properly come before the meeting.

            (IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE)

                        ANNUAL MEETING OF STOCKHOLDERS OF
                           THERMO ELECTRON CORPORATION

                                  May 14, 2003

                            PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the
envelope provided as soon as possible.
                -OR-
TELEPHONE - Call toll-free 1-800-PROXIES from      COMPANY NUMBER
any touch-tone telephone and follow the instruc-   ----------------- -----------
tions. Have your control number and proxy card     ACCOUNT NUMBER
available when you call.                           ----------------- -----------
                -OR-                               CONTROL NUMBER
INTERNET - Access "www.voteproxy.com" and          ----------------- -----------
follow the on-screen instructions. Have your control number available when you access the web page.

           INTERNET AND TELEPHONE VOTING ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK UNTIL 5:00 P.M. NEW YORK TIME ON MAY 13, 2003

      Please detach and mail in the envelope provided If you are not voting via telephone or the Internet.
             -------------------------------------------------------

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2, AND
                    RECOMMENDS A VOTE "AGAINST" PROPOSAL 3.
         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
              PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]


1.  ELECTION OF DIRECTORS OF THE COMPANY.
                                            NOMINEES
[   ]    FOR ALL NOMINEES                   [   ] (01) Jim P. Manzi
                                            [   ] (02) Elaine S. Ullian
[   ]    WITHHOLD AUTHORITY
         FOR ALL NOMINEES

[   ]    FOR ALL EXCEPT (See Instructions below)

INSTRUCTION: To withhold authority to vote for any individual  nominee(s),  mark
             "FOR ALL EXCEPT"  and fill in the circle  next to each  nominee you wish to withhold, as shown here: [X]
     ---------------------------------------------------------------------------

                                                            FOR  AGAINST ABSTAIN
2.  Approve a management proposal to approve the Company's  [  ]  [  ]    [  ]
    Annual Incentive Award Plan.

3.  Approve a stockholder proposal to request the Board of   [  ]  [  ]    [  ]
    Directors to establish a policy of expensing in the Company's annual income statement the costs of all future stock options issued by the Company.

4. In their discretion on such other matters as may properly come before the meeting.

If no instruction to the contrary is indicated or if no instruction is given, the shares represented by this Proxy will be voted "FOR" Proposals 1 and 2 and "AGAINST" Proposal 3, if presented at the meeting.

Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.

-------------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted
via this method.                                                          [    ]
--------------------------------------------------------------------------------

   PLEASE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Signature of Stockholder __________________________Date:__________________
Signature of Stockholder __________________________Date:__________________

Note:This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full tile as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.